Exhibit 99.(d)(3)

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

POWDER HOLDINGS, LLC

Dated effective as of

[    ], 2010

THE UNITS IN POWDER HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION.  NO UNIT MAY BE SOLD OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY SECURITIES LAW) UNLESS A REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS WITH RESPECT TO THE UNIT IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS IS THEN APPLICABLE TO THE UNIT.  A UNIT ALSO MAY NOT BE TRANSFERRED OR ENCUMBERED UNLESS THE PROVISIONS OF THIS AGREEMENT ARE SATISFIED.

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS
Section 1.01	Definitions	2

ARTICLE II

ORGANIZATIONAL AND OTHER MATTERS

Section 2.01	Formation	15
Section 2.02	Name	15
Section 2.03	Limited Liability	15
Section 2.04	Registered Office; Registered Agent	15
Section 2.05	Principal Place of Business	15
Section 2.06	Term	16
Section 2.07	Foreign Qualification	16
Section 2.08	Fiscal Year	16
Section 2.09	No State-Law Partnership	16
Section 2.10	DLJ Representative	16
Section 2.11	SW Representative	17

ARTICLE III

PURPOSE AND POWERS
Section 3.01	Purpose of the Company	17
Section 3.02	Powers of the Company	17

ARTICLE IV

MEMBERS; REPRESENTATIONS
Section 4.01	Member Information	17
Section 4.02	Units; Certificates	18
Section 4.03	Conflicts of Interest	18
Section 4.04	Covered Opportunity	20

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 5.01	Representations, Warranties and Covenants of the Members	21
Section 5.02	Representations and Warranties of the Company	22

ARTICLE VI

BOOKS AND RECORDS
Section 6.01	Books, Records and Tax Information	24

i

EXHIBITS

Exhibit A  —  Class A Members

Exhibit B  —  Class B Members

Exhibit C  —  Initial Board, Initial Officers and Executive Management Team

Exhibit D  —  Consent of Spouse

Exhibit E  —  Adoption Agreement

Exhibit F  —  Initial Budget

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
POWDER HOLDINGS, LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Powder Holdings, LLC, a Delaware limited liability company (the “Company”), dated effective as of [        ], 2010 (“Effective Date”), is made by the Class A Members set forth on Exhibit A hereto and the Class B Members set forth on Exhibit B hereto (collectively, the “Members”).

W I T N E S S E T H:

WHEREAS, the Company has been formed by the SW Group as a limited liability company under the Delaware Limited Liability Company Act (as it may be amended from time to time, the “DLLCA”) by filing a Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware on February 12, 2010, and by the execution of that certain Limited Liability Company Agreement of the Company dated as of February 22, 2010 (the “Original Agreement”);

WHEREAS, the Company is the sole shareholder of Powder Acquisition Co., a Delaware corporation (“Merger Sub”);

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of February 23, 2010 (the “Merger Agreement”), by and among the Company, Merger Sub and Pinnacle Gas Resources, Inc., a Delaware corporation (“Pinnacle”), at the Closing, Merger Sub will be merged with and into Pinnacle (the “Merger”), with the surviving corporation in the Merger being Pinnacle, which shall be renamed Summit Gas Resources, Inc. (“Summit”);

WHEREAS, pursuant to the Contribution Agreement dated as of February 23, 2010 (the “Contribution Agreement”), by and among each DLJ Member and the Company, the DLJ Members have agreed to contribute an aggregate 9,751,262 shares of common stock of Pinnacle, par value $0.01 per share (“Pinnacle Common Stock”), to the Company as a Capital Contribution in exchange for an aggregate 3,315,429 Class A Units;

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety to provide for (i) the establishment of two classes of Membership Interests, represented by Class A Units and Class B Units, respectively, (ii) the issuance of Class A Units to SW, (iii) the issuance of Class A Units to the DLJ Members and admission of the DLJ Members as Members effective as of the Effective Date and (iv) the issuance of Class B Units to members of the Executive Management Team and admission of such members as Members as of the Effective Date.

NOW, THEREFORE, in consideration of the premises and the covenants and provisions hereinafter contained, the Members hereby amend and restate the Original Agreement in its entirety and adopt the following:

ARTICLE I

DEFINITIONS

Section 1.01           Definitions.  Capitalized words in this Agreement shall have the following meanings:

“AAA” means the American Arbitration Association.

“Acceptance Notice” has the meaning set forth in Section 4.04.

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Adjusted Capital Account” means the Capital Account maintained for each Member, (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5)), and (b) decreased by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member.

“Adoption Agreement” means an agreement of a newly admitted Member substantially in the form of Exhibit E.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with such Person.

“Agreement” has the meaning set forth in the introductory paragraph.

“Annual Monitoring Fee” means (i) an annual monitoring fee to be paid to each Investor other than any DLJ Member (or such other entity designated by such Investor) equal to the lesser of (a) the product of (x) such Investor’s Class A Unit Sharing Percentage and (y) $150,000 and (b) 1% of the total Capital Contributions made by such Investor and (ii) an annual monitoring fee to be paid to the DLJ Representative (or such other entity designated by the DLJ Representative) equal to the lesser of (a) the product of (x) the DLJ Group’s aggregate Class A Unit Sharing Percentage and (y) $150,000 and (b) 1% of the aggregate Capital Contributions made by the DLJ Group.  For purposes of this definition of “Annual Monitoring Fee,” (i) each Investor other than any DLJ Member and (ii) the DLJ Representative shall be referred to as a “Fee Payee.”  During the Commitment Period, the Annual Monitoring Fee will be paid on  an annual basis concurrent with and offset against the first cash Capital Contribution made by each Fee Payee in such calendar year; provided, however, (A) that in the event the Annual Monitoring Fee payable to a Fee Payee exceeds the first cash Capital Contribution made by such Fee Payee in any calendar year, then any future cash Capital Contribution to be made by such Fee Payee in such calendar year shall be offset by the balance thereof until the full amount of the Annual Monitoring Fee has been offset against such Fee Payee’s cash Capital Contributions for such calendar year, (B) the Capital Account of each such Fee Payee shall be credited with Capital Contributions determined without reduction by any offset of the Annual Monitoring Fee contemplated herein, and (C) in the event that (1) any such Fee Payee does not make a cash

Capital Contribution in a given year during the Commitment Period or (2) the Annual Monitoring Fee payable to any Fee Payee exceeds the aggregate amount of cash Capital Contributions made by such Fee Payee during such calendar year, the Annual Monitoring Fee (or portion thereof that has not been previously offset as provided above) for such year will be, at the election of the Company (which election shall be the same for all Fee Payees), either (aa) paid in cash by the Company to such Fee Payee (or such other entity designated by such Fee Payee) on December 31st of such year or (bb) paid in Class A Units at a per-unit price of $1.00 to such Fee Payee (or such other entity designated by such Fee Payee) on December 31st of such year; provided, however, that each Fee Payee may elect to have such Annual Monitoring Fee (or portion thereof) deferred into the next subsequent calendar year and be offset (in the manner contemplated in clause (A) above), together with the subsequent calendar year’s Annual Monitoring Fee, against the cash Capital Contributions made by such Fee Payee in such subsequent calendar year.  For the avoidance of doubt, the Annual Monitoring Fee payable to the DLJ Representative will not offset or otherwise affect any Capital Contribution to be made by any other DLJ Member. After the Commitment Period, the Annual Monitoring Fee for any calendar year will be paid in cash on December 31st of such year.  Notwithstanding anything contained herein to the contrary, the Annual Monitoring Fee for 2010 shall be prorated based upon the actual number of days remaining in 2010 from and including the Effective Date.

“Approved Sale” has the meaning set forth in Section 11.03(a).

“Board” shall have the meaning set forth in Section 11.01(a).

“Book Value” means, with respect to any property of the Company, such property’s adjusted basis for federal income tax purposes, except as follows:

(a)           The initial Book Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property as of the date of such contribution, which in the case of the Pinnacle Common Stock contributed by the DLJ Members pursuant to the Contribution Agreement shall be the value of the Merger Consideration (as defined in the Merger Agreement) payable under the Merger Agreement for each share of Pinnacle Common Stock.

(b)           The Book Values of all properties shall be adjusted to equal their respective Fair Market Values in connection with (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of services to or for the benefit of the Company, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704 1(b)(2)(ii)(g)(1) (other than pursuant to Section 708(b)(1)(B) of the Code), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option or warrant in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s), as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final regulations, or (v) any other event to the extent determined by the Board to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2(iv)(q); provided that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.  If any noncompensatory options or warrants are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Book Values of its properties in accordance with Proposed Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2), as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations.

(c)           The Book Value of property distributed to a Member shall be the Fair Market Value of such property as of the date of such distribution; and

(d)           The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704 1(b)(2)(iv)(m) and clause (f) of the definition of Profits or Losses or Section 6.02(h); provided, however, that the Book Value of property shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

(e)           If the Book Value of property has been determined or adjusted pursuant to clauses (b) or (d) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to Article VIII.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to be closed.

“Capital Account” has the meaning set forth in Section 7.04(a).

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Book Value of any property contributed to the Company by such Member, in accordance with Article VII.  For the avoidance of doubt, the Capital Contributions of each Investor shall include for all purposes under this Agreement any amounts offset against Capital Contributions as a result of the payment of any Annual Monitoring Fees and Funding Fees to such Investor.

“Capital Interest Percentage” means, at any time of determination and as to any Member, the percentage of the total distributions that would be made to such Member if the assets of the Company were sold for their Fair Market Values (as determined by the Board), all liabilities of the Company were paid in accordance with their terms or otherwise provided for, all items of Company Profit, Loss, income, gain, loss and deduction were allocated to the Members  in accordance with Article VIII, and the resulting net proceeds were distributed to the Members in accordance with Article IX.  The foregoing definition of Capital Interest Percentage is intended to result in a percentage that corresponds with that defined as “partner’s proportionate interest in partnership capital” in Treasury Regulation Section 1.613A-3(e)(2)(ii), and Capital Interest Percentage shall be interpreted consistently therewith.

“Certificate” has the meaning set forth in the Recitals.

“Class A Majority” means the holders of a majority of the Class A Units.

“Class A Member” means any Member executing this Agreement as a Class A Member and any other Person who acquires Class A Units hereafter and is admitted to the Company as a Class A Member as provided in this Agreement, but not including any Person who has ceased to be a Member.

“Class A Option Period” has the meaning set forth in Section 15.02(b).

“Class A Unit” means a Unit representing a fractional part of the Membership Interests and having the rights and obligations specified with respect to the Class A Units in this Agreement.

“Class A Unit Sharing Percentage” shall mean, as to any Class A Member, the percentage obtained by dividing the number of Class A Units owned by such Class A Member by the total number of Class A Units issued and outstanding at the time in question.

“Class B Company Units” means any Class B Units repurchased by, or forfeited to, the Company in accordance with Section 13.06(c).  Class B Company Units are entitled to all of the rights and privileges, including the right to distributions in accordance with Section 9.01, as other Class B Units.

“Class B Designee” has the meaning set forth in Section 11.02(a).

“Class B Majority” means the holders of a majority of the Class B Units.

“Class B Member” means a holder of Class B Units, whether such Class B Units are vested or unvested, who is executing this Agreement as a Class B Member and any other Person who acquires Class B Units hereafter and is admitted to the Company as a Class B Member as provided in this Agreement, but not including any Person who has ceased to be a Member.

“Class B Tag Sale Value” has the meaning set forth in Section 13.02(c).

“Class B Unit” means a Unit representing a fractional part of the Membership Interests and having the rights and obligations specified with respect to the Class B Units in this Agreement.

“Class B Unit Sharing Percentage” shall mean, as to any Class B Member, the percentage obtained by dividing the number of Class B Units owned by such Class B Member by the total number of Class B Units issued and outstanding at the time in question.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comfort Letter” has the meaning set forth in Section 7.02(a).

“Commitment Period” means the time period from the date of this Agreement until the third anniversary of this Agreement.

“Company” is defined in the introductory paragraph.

“Company Class B Repurchase Period” has the meaning set forth in Section 13.06(c)(i).

“Contribution Agreement” has the meaning set forth in the Recitals.

“Control” (including the correlative terms “Controlled by” and “Controlling”) means the possession, directly or indirectly, of the power to direct, or to cause the direction of, the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Opportunity Period” means the period of time extending from the date of this Agreement to the first anniversary of the end of the Commitment Period; provided, however, that in the event that (a) a Liquidation Event occurs pursuant to which the Class A Members have received proceeds, in the aggregate, which exceed the Capital Contributions made by such Class A Members (net of all previously received distributions) and (b) the Class A Members (or any Affiliate of such Class A Members designated by such Class A Members) are provided the opportunity to purchase a percentage interest in any Subsequent Investment Vehicle at the lower of (i) a 50% equity interest and (ii) a pro rata basis based on each Class A Member’s Class A Unit Sharing Percentage as of the Effective Date, the Corporate Opportunity Period shall expire upon the expiration of the Commitment Period.

“Co-Seller” has the meaning set forth in Section 13.01(a).

“Covered Executive” means each member of the Executive Management Team as of the Effective Date and each individual designated as a Covered Executive after the Effective Date pursuant to Section 11.08(x).

“Covered Opportunity” has the meaning set forth in Section 4.04.

“Covered Opportunity Notice” has the meaning set forth in Section 4.04.

“Depletable Property” means each separate oil and gas property as defined in Code Section 614.

“Depreciation” means, for each Fiscal Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to property for such Fiscal Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such Fiscal Period shall be the amount of book basis recovered for such Fiscal Period under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other such property the Book Value of which differs from its adjusted tax basis at the beginning of such Fiscal Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Period bears to such beginning adjusted tax basis; provided that if the adjusted tax basis of any property at the beginning of such Fiscal Period is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Tax Matters Member.

“Disabled” or “Disability” means, as used to describe any Class B Member, the definition of “Disabled” or “Disability” used in such Class B Member’s Employment Agreement, or, if such Class B Member does not have such an Employment Agreement that defines “Disabled” or “Disability,” “Disabled” or “Disability” means (a) as a result of incapacity due to physical or mental illness or injury, the Class B Member shall have been absent from full-time duties to the Company for four (4) consecutive months or (b) the Class B Member’s health shall become impaired to an extent that makes the continued performance of his or her duties to the Company hazardous to the Class B Member’s physical or mental health or life, provided the Class B Member shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company’s request made within thirty (30) days of the date of such written statement, the Class B Member shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to the Class B Member or the Class B Member’s doctor and such doctor shall have concurred in the conclusion of the Class B Member’s doctor.

“Distributable Property” means the excess of cash and property on hand over the amount that the Board determines is required to be retained as a reasonable reserve to meet any liabilities or proposed expenditures of the Company which are accrued or reasonably foreseeable or that is otherwise reasonably necessary to be retained, including reserves appropriate to accommodate the Company’s business plan, expected expenditures, contingencies and such other factors as the Board may consider in its sole discretion.

“DLJ Designees” has the meaning set forth in Section 11.02(a).

“DLJ Group” means the DLJ Members, collectively.

“DLJ Member” means each Member designated as a DLJ Member on Exhibit A hereto.

“DLJ Option Period” has the meaning set forth in Section 7.02(e).

“DLJ Representative” means DLJ Merchant Banking III, Inc.

“DLJ VCOC Fund” has the meaning set forth in Section 11.05(a).

“DLJ VCOC Manager” has the meaning set forth in Section 11.05(a).

“DLLCA” has the meaning set forth in the Recitals.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Effective Date” is defined in the introductory paragraph.

“Employment Agreement” means the then effective employment agreement, if any, entered into between the Company and a Class B Member.

“Equity Securities” shall have the meaning set forth in Section 15.02(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Executive Management Team” means the Persons listed under the heading “Executive Management Team” on Exhibit C hereto, as the same may be amended, modified or supplemented from time to time.  The initial members of the Executive Management Team are Peter G. Schoonmaker and Ronald T. Barnes.

“Fair Market Value” of any property means, as of any time of determination, the then fair market value of such property as reasonably determined by the Board in good faith, which determination shall be conclusive for all purposes.

“Fiscal Period” means (i) any period commencing on the date hereof or the day following the end of a prior Fiscal Period and (ii) ending on the last day of each Fiscal Year, the day preceding any day in which an adjustment to the Book Value of the Company’s properties pursuant to clause (b) of the definition of Book Value occurs, or any other date determined by the Board.

“Fiscal Year” has the meaning set forth in Section 2.08.

“Fund Indemnitees” has the meaning set forth in Section 12.12.

“Fund Indemnitors” has the meaning set forth in Section 12.12.

“Funding Fee” means (a) a funding fee to be paid to each Investor other than any DLJ Member (or such other entity designated by such Investor) upon each Capital Contribution equal to 2% of the Fair Market Value of such Capital Contribution and (b) a funding fee to be paid to the DLJ Representative upon each Capital Contribution by a DLJ Member equal to 2% of the Fair Market Value of such Capital Contribution. The Funding Fee will be paid concurrently with the Capital Contribution to which it relates and may, at the election of the Company (which election shall be the same for all payees of the Funding Fee) be (i) paid in cash by the Company to such Investor (or such other entity designated by such Investor) or (ii) paid in Class A Units at a per-unit price of $1.00. Any Funding Fee paid in cash to an Investor other than a DLJ Member shall be offset against the Capital Contribution to which it relates, and the Capital Account of any such Investor (or its designee) shall be credited with such Capital Contribution determined without reduction by any offset of the Funding Fee contemplated herein.

“Good Cause” means the definition of “Good Cause” used in the applicable Class B Member’s Employment Agreement with the Company or its Affiliates, or, if such Class B Member does not have such an Employment Agreement that defines “Good Cause,” (a) commission of a felony or crime involving fraud, dishonesty or breach of trust, (b) gross negligence in the performance of such Class B Member’s duties hereunder or in circumstances that cause injury to the financial condition, business or reputation of the Company, (c) intentional misconduct, (d) at least forty-five (45) Business Days after a breach of any term of this

Agreement or any employment or consulting agreement with the Company, provided, however, that the Company shall give written notice of the breach within such 45-Business Day period and such breach must remain uncorrected for ten (10) Business Days following such written notice before Good Cause shall be deemed to exist, (e) dishonesty, fraud or misrepresentation or (f) material failure to satisfy written performance goals as reasonably established in good faith from time-to-time by the Board and such failure continues unremedied for sixty (60) days following such Class B Member being provided written notice thereof, provided that such written performance goals are approved by a majority of the Board and that such majority of Board members includes at least one (1) Class B Designee.

“Good Reason” means (i) the definition of “Good Reason” used in the applicable Class B Member’s Employment Agreement with the Company or its Affiliates, or (ii) if such Class B Member does not have such an Employment Agreement that defines “Good Reason,” thirty (30) Business Days after a material breach by the Company of this Agreement; provided, however, that prior to a Class B Member’s termination for Good Reason, the Class B Member must give written notice to the Company and SW of the reason for his or her termination and the reason must remain uncorrected for ten (10) Business Days following such written notice.

“Governmental Entity” means any court, governmental department, commission, council, board, agency, bureau or other instrumentality of the United States of America, any foreign jurisdiction, or any state, provincial, county, municipality or local governmental unit thereof.

“Indemnitee” has the meaning set forth in Section 12.01.

“Initial Budget” means the initial budget attached hereto as Exhibit F.

“Investor” means a member of the Investor Group.

“Investor Group” means the SW Group and the DLJ Group.

“Investor Portion” has the meaning set forth in Section 4.04.

“IRR” means, with respect to any Class A Unit, the rate of interest, compounded annually, on the Capital Contributions made and deemed to be made in respect of such Class A Unit that, when used to discount to present value of all IRR Cash Flows with respect to such Class A Unit (taking into account the amount and timing of such IRR Cash Flows), produces a net present value of zero.

“IRR Cash Flows” means, with respect to any Class A Unit, (a) all Capital Contributions made and deemed to be made in respect of such Class A Unit pursuant to this Agreement, and (b) all distributions made in respect of such Class A Unit pursuant to Article IX and Section 16.03(b).

“Knowledge” means, with respect to the Company, the knowledge of each officer of the Company.  Such individuals will be deemed to have “Knowledge” of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual should reasonably be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

“Lands” means any and all lands (a) underlying, or (b) lying within twenty-five (25) miles of the boundary of (i) any drilling or spacing unit within which a producing well lies in which the Company or any subsidiary of the Company has or had an interest on or prior to the date on which a Covered Executive is first employed by or provides services in connection with the relevant Covered Opportunity related to such Lands (the “Land Determination Date”); (ii) any other Oil and Gas Interest (1) in which the Company or any subsidiary of the Company has or had an interest in prior to the Land Determination Date; or (2) which the Company or any subsidiary of the Company has targeted as a part of its business development activities, as evidenced by written corporate records, prior to the Land Determination Date.

“Legal Requirement” means all applicable laws, statutes, rules, regulations, codes, ordinances, permits, bylaws, variances, policies, judgments, injunctions, orders, guidelines, conditions and licenses of a Governmental Entity in effect as of the date of this Agreement.

“Lien” means any of the following:  mortgage; lien (statutory or other); other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention, voting agreement or other similar agreement, arrangement, device or restriction; preemptive or similar right; the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character; provided, however, that the term “Lien” shall not include any of the foregoing to the extent created by this Agreement.

“Liquidation Event” means the occurrence of any of the following:  (i) a merger or sale of substantially all of the assets of the Company, (ii) the transfer in a single transaction or a series of related transactions of 100% of the Units of the Company and (iii) the winding up, dissolution or liquidation of the Company.

“Manager” means a member of the Board.

“Member” means any of the Class A Members, the Class B Members, and any Person hereafter admitted to the Company as a Member as herein provided; but shall not include any Person who has ceased to be a Member of the Company.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deduction” has the meaning assigned to the term “partner nonrecourse deduction” in Treasury Regulation Section 1.704-2(i)(1).

“Membership Interests” means, collectively, the interests of the Members in the Company, as represented by Units.

“Merger” is defined in the Recitals.

“Merger Agreement” is defined in the Recitals.

“Merger Sub” is defined in the Recitals.

“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(d).

“Nonrecourse Deduction” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(b)(1).

“Observer” has the meaning set forth in Section 11.02(g).

“Officers” has the meaning set forth in Section 11.07.

“Oil and Gas Interests” means all (1) oil and gas leases, mineral interests, oil, gas and mineral leasehold interests, fee interests, royalty interests, production payments, net profits interest, subleases, licenses, easements, pooling orders and other interests in oil, gas and other hydrocarbons, (2) contract rights, joint operating agreements, farmout agreements, pooling agreements, seismic agreements, cost sharing arrangements and other agreements related to the interests described in clause (1), and (3) wells, equipment, associated personal property, pipelines, fixtures and other assets.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Entity or by any arbitrator.

“Organizational Documents” means, with respect to any Person, the certificate of incorporation or formation and by-laws, the limited liability company agreement, or limited partnership agreement or other agreement or agreements that establish the legal personality of such Person.

“Original Agreement” has the meaning set forth in the Recitals.

“Other Investments” has the meaning set forth in Section 4.03(a)(i).

“Participation Offer” has the meaning set forth in Section 13.02(a).

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity.

“Pinnacle” has the meaning set forth in the Recitals.

“Pinnacle Common Stock” has the meaning set forth in the Recitals.

“Principal Office” has the meaning set forth in Section 2.05.

“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

“Profits” or “Losses” means, for each Fiscal Period, an amount equal to the Company’s taxable income or loss for such Fiscal Period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” or “Losses” shall be added to such taxable income or loss;

(b)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” or “Losses,” shall be subtracted from such taxable income or loss;

(c)           In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall, except to the extent allocated pursuant to the Regulatory Allocations, be taken into account for purposes of computing Profits or Losses;

(d)           Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(f)            To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)           Any items that are allocated pursuant to the Regulatory Allocations shall not be taken into account in computing Profits and Losses.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of the equity securities of the Company (or any successor thereto) approved by the Board.

“Purchaser Representative” has the meaning set forth in Section 11.03(c).

“Recapitalization” has the meaning set forth in Section 11.04(f)(i).

“Regulatory Allocations” means the allocations pursuant to Section 8.02.

“Renounced Business Opportunity” has the meaning set forth in Section 4.03(c)(i).

“Reorganization” has the meaning set forth in Section 11.04(a).

“Response Date” has the meaning set forth in Section 4.04.

“Retained Distributions” has the meaning set forth in Section 9.04.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder as in effect from time to time.

“Selling Member” has the meaning set forth in Section 13.01(a).

“Significant Sale” has the meaning set forth in Section 13.01(a).

“Significant Sale Value” means, as of the date of a Significant Sale involving a sale of less than all of the outstanding Units, the aggregate amount that would be received by holders of Units in a sale of all of the Units to the same purchaser assuming such Significant Sale involves a sale of all of the outstanding Units, as determined by the Board in good faith.

“Subsequent Investment Vehicle” means an investment vehicle organized during the one-year period following the earlier of (i) the expiration of the Commitment Period or (ii) a Liquidation Event, that employs or otherwise uses the services (whether as an employee, consultant, director, manager or otherwise) of a member of the Executive Management Team.

“Summit” has the meaning set forth in the Recitals.

“SW” means, at any time, the member or members of the SW Group that hold Class A Units.

“SW Commitment Amount” means $15,000,000, as may be modified pursuant to Section 7.02(b).

“SW Designees” has the meaning set forth in Section 11.02(a).

“SW Fund” means Scotia Waterous Energy Capital Fund (United States) Limited Partnership, Scotia Waterous Energy Capital Fund (Canada) Limited Partnership, or any analogous entities that are used to form, organize or establish such funds, and their respective Affiliates and partners, officers, directors and employees (and members of their respective Immediate Families and trusts for the primary benefit of such family members), any co-investment vehicle organized by the management of any of the foregoing, or any managed account that is managed by Scotia Waterous (USA) Inc., any of the foregoing or any of their respective Affiliates.

“SW Group” means Scotia Waterous (USA) Inc. and the SW Fund.

“SW Remaining Commitment Amount” means the SW Commitment Amount minus the aggregate amount of all Capital Contributions made by the SW Group to date.

“SW Representative” means [initially Scotia Waterous (USA) Inc., and upon formation, SW Capital Partners LP, or such analogous entity formed to provide fund management services for SW].

“SW VCOC Fund” has the meaning set forth in Section 11.05(a).

“SW VCOC Manager” has the meaning set forth in Section 11.05(a).

“Tag Sale” has the meaning set forth in Section 13.02(a).

“Tag Sale Value” means, as of the date of a Tag Sale, the Fair Market Value of the Company as reasonably determined by the Board in good faith, which Fair Market Value of the Company shall be determined by reference to the total amount of distributions that would have to be distributed in a liquidation of the Company pursuant to Section 16.03(b) in order for SW to receive liquidating distributions on the Class A Units it desires to sell in such Tag Sale in an amount equal to the total amount SW shall receive in the proposed Tag Sale for such Class A Units.

“Tax Distributions” has the meaning set forth in Section 9.03.

“Tax Matters Member” has the meaning set forth in Section 6.03.

“Terminated Member” has the meaning set forth in Section 13.06(c)(i).

“Transfer” means the sale, assignment, pledge, hypothecation, transfer or other voluntary disposition (by gift or otherwise, and whether as security or otherwise) by a Member of all or a portion of his, her or its Units.  For purposes of this definition, “Transfer” of a Unit includes (a) the sale, assignment, pledge, hypothecation, transfer or other voluntary disposition (by gift or otherwise, and whether as security or otherwise) of an equity interest in any Person substantially all of the assets of which consist, directly or indirectly, of Units, or (b) the merger or consolidation of a Member, or of any Person referred to in clause (a), with another Person.

“Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as they may be amended from time to time.

“Units” means a Membership Interest of a Member representing a fractional part of the Membership Interests of all the Members and shall include Class A Units and Class B Units; provided that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement and the Membership Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties set forth in this Agreement.

“VCOC” has the meaning set forth in Section 11.06(c).

“VCOC Fund” means either the DLJ VCOC Fund or the SW VCOC Fund.

“VCOC Manager” means each of the DLJ VCOC Manager and the SW VCOC Manager.

ARTICLE II

ORGANIZATIONAL AND OTHER MATTERS

Section 2.01           Formation.  The SW Group has formed the Company pursuant to and in accordance with the provisions of the DLLCA.  The SW Group has filed, on behalf of the Company, the Certificate conforming to the DLLCA in the office of the Secretary of State of the State of Delaware. The rights and obligations of the Members and the administration and termination of the Company will be governed by this Agreement and the DLLCA.  This Agreement is the “limited liability company agreement” of the Company within the meaning of Section 18-101(7) of the DLLCA.  To the extent that this Agreement is inconsistent in any respect with the DLLCA, this Agreement will control.

Section 2.02           Name.  The name of the Company is “Powder Holdings, LLC” and the business of the Company shall be conducted under that name, or under any other name adopted by the Board in accordance with the DLLCA.

Section 2.03           Limited Liability.  The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and a Member shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member.

Section 2.04           Registered Office; Registered Agent.  The name of the registered agent of the Company in the State of Delaware is The Corporation Trust Company, whose address is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The Board may from time to time change the registered office of the Company to such other place or the registered agent to such other person as the Board deems appropriate.

Section 2.05           Principal Place of Business.  The principal place of business of the Company shall be the place designated by the Board (the “Principal Office”).  The Principal Office initially shall be located at 711 Louisiana, Suite 1400, Houston, TX 77002.  The location of the Principal Office may be changed by the Board.

Section 2.06           Term.  The period of duration for the Company shall be perpetual, unless the Company is earlier dissolved.

Section 2.07           Foreign Qualification.  Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.08           Fiscal Year.  The fiscal year of the Company (the “Fiscal Year”) shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required.  The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

Section 2.09           No State-Law Partnership.  The Company shall not be a partnership (including without limitation a limited partnership) or a joint venture, and no Member shall be deemed a partner or joint venturer of any other Member by virtue of this Agreement, for any reason other than for United States federal income and state tax purposes, and no provision of this Agreement shall be construed otherwise.

Section 2.10           DLJ Representative.  By execution of this Agreement (including any counterpart or joinder hereof), the DLJ Members hereby irrevocably designate the DLJ Representative to act as their agent and representative with respect to the making of any elections, approvals, requests or other instructions or determinations, the exercise or waiver of any rights, and the delivery and receipt of any and all notices, hereunder and to otherwise act on behalf of the DLJ Group or any or all of the DLJ Members with respect to the foregoing.  The DLJ Representative shall have the sole discretion and authority to act hereunder on behalf of the DLJ Group or any DLJ Member with respect to all such elections, approvals, requests, instructions, determinations, exercises or waivers of rights or notices hereunder, and the act of the DLJ Representative on behalf of the DLJ Group or any DLJ Member with respect thereto shall be deemed to be the binding, conclusive and definitive act of the DLJ Group or such DLJ Member for all purposes hereunder.  Each Member agrees to direct any notice or other communication to be made to any DLJ Member hereunder to the DLJ Representative and further agrees that any election, approval, request, instruction, determination, exercise or waiver of rights, or notice made or delivered, in connection with this Agreement by the DLJ Representative shall be deemed to be an election, approval, request, instruction, determination, exercise or waiver of rights, or notice made or delivered, by the DLJ Members.  Any notice or other communication made to the DLJ Representative (referencing the DLJ Members) shall be deemed to have been made to the DLJ Members in the form and at the time made to the DLJ Representative.  For the avoidance of doubt, each Person that is not party to this Agreement as of the Effective Date who becomes a Member in connection with a Transfer of Units from any DLJ Member shall be deemed to have ratified and agreed to this Section 2.10 and shall be deemed to be a DLJ Member bound hereby.

Section 2.11           SW Representative.  By execution of this Agreement (including any counterpart or joinder hereof), the SW Group hereby irrevocably designates the SW Representative to act as its agent and representative with respect to the making of any elections, approvals, requests or other instructions or determinations, the exercise or waiver of any rights, and the delivery and receipt of any and all notices, hereunder and to otherwise act on behalf of the SW Group or any or all members thereof with respect to the foregoing.  The SW Representative shall have the sole discretion and authority to act hereunder on behalf of the SW Group or any member thereof with respect to all such elections, approvals, requests, instructions, determinations, exercises or waivers of rights or notices hereunder, and the act of the SW Representative on behalf of the SW Group or any member thereof with respect thereto shall be deemed to be the binding, conclusive and definitive act of the SW Group or such member thereof for all purposes hereunder.  Each Member agrees to direct any notice or other communication to be made to any member of the SW Group hereunder to the SW Representative and further agrees that any election, approval, request, instruction, determination, exercise or waiver of rights, or notice made or delivered, in connection with this Agreement by the SW Representative shall be deemed to be an election, approval, request, instruction, determination, exercise or waiver of rights, or notice made or delivered, by the SW Group.  Any notice or other communication made to the SW Representative (referencing the SW Group) shall be deemed to have been made to the SW Group in the form and at the time made to the SW Representative.  For the avoidance of doubt, each Person that is not party to this Agreement as of the Effective Date who becomes a Member in connection with a Transfer of Units from any member of the SW Group shall be deemed to have ratified and agreed to this Section 2.11 and shall be deemed to be a member of the SW Group bound hereby.

ARTICLE III

PURPOSE AND POWERS

Section 3.01           Purpose of the Company.  The Company may carry on any lawful business, purpose or activity permitted by the DLLCA.

Section 3.02           Powers of the Company.  The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company.

ARTICLE IV

MEMBERS; REPRESENTATIONS

Section 4.01           Member Information.

(a)           As of the Effective Date, the Membership Interests in the Company shall be represented by Class A Units and Class B Units.

(b)           The identity of all of the Class A Members and the number of Units held by each Class A Member as of the Effective Date are reflected on Exhibit A attached hereto,

which may be amended as necessary by the Board to reflect any changes in such information.  Except as limited in Section 15.01(a), the Company is authorized to issue additional Class A Units at a price of $1.00 per Unit (unless determined otherwise by the Board) and admit additional Class A Members only after (i) the Board consents thereto, (ii) SW consents thereto, (iii) each such additional Class A Member pays any Capital Contribution required by the Board and (iv) each such additional Class A Member executes an Adoption Agreement and any other documents in form and substance as the Board may deem necessary or desirable to effect such admission.

(c)           The identity of all of the Class B Members and the number of Units held by each Class B Member as of the Effective Date are reflected on Exhibit B attached hereto, which may be amended as necessary by the Board to reflect any changes in such information.  Except as limited in Section 15.01(b), the Company is authorized to issue additional Class B Units and admit additional Class B Members only after (i) the Board consents thereto, (ii) SW consents thereto, (iii) each such additional Class B Member pays any Capital Contribution required by the Board and (iv) each such additional Class B Member executes an Adoption Agreement and any other documents in form and substance as the Board may deem necessary or desirable to effect such admission.

Section 4.02           Units; Certificates.  Units may be represented by certificates in such form as the Board shall from time to time approve (but need not be), shall be recorded in a register thereof maintained by the Company, and shall be subject to such rules for the issuance thereof as the Board may from time to time determine.

Section 4.03           Conflicts of Interest.

(a)           Each Member acknowledges and affirms that the Investor Group, its Affiliates and its designees serving as Managers:

(i)            (A) have participated (directly or indirectly) and/or will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses that may be, are or will be competitive with the business of the Company and/or its subsidiaries or that could be suitable for the Company and/or its subsidiaries, (B) have interests in, participate with, aid and maintain seats on the boards of directors or similar governing bodies of, Other Investments, and (C) may develop or become aware of business opportunities for Other Investments; and

(ii)           may or will, as a result of or arising from the matters referenced in clause (i) above, the nature of the Investor Group’s business and other factors, have conflicts of interest or potential conflicts of interest.

(b)           The Members (in their own names and in the name and on behalf of the Company) expressly (x) except to the extent expressly set forth in Section 4.03(c) below, waive any such conflicts of interest or potential conflicts of interest and agree that neither the Investor Group nor any of its Affiliates or designees serving as Managers shall have any liability to any

Member, any Affiliate thereof, or the Company and/or its subsidiaries, with respect to such conflicts of interest or potential conflicts of interest and (y) except to the extent expressly set forth in Section 4.03(c) below, acknowledge and agree that neither the Investor Group nor any of its Affiliates or designees serving as Managers and their respective representatives (excluding the Class B Members) will have any duty to disclose to the Company, any of its subsidiaries, any other Member or the Board any such business opportunities, whether or not competitive with the business of the Company and/or its subsidiaries, and whether or not the Company and/or its subsidiaries, might be interested in such business opportunity for itself.  The Members (and the Members on behalf of the Company) also acknowledge that the Investor Group, its Affiliates, its designees serving as Managers and their respective representatives have duties not to disclose confidential information of or related to the Other Investments.

(c)           The Members acknowledge and agree that:

(i)            The Company, on behalf of itself and its subsidiaries, hereby renounces any interest or expectancy in the Investor Group’s (or any member thereof) investment or participation in any business opportunity, transaction or other matter in which the Investor Group or its Affiliates participates in or desires to participate in and that involves any aspect related to the business or affairs of the Company or any of its subsidiaries other than an investment or participation in a business opportunity that is presented to a Manager solely in such individual’s capacity as a Manager (each such business opportunity, other than the exception referred to immediately preceding, is referred to as a “Renounced Business Opportunity”).  No member of the Investor Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, any of its subsidiaries or any Member and may pursue any Renounced Business Opportunity solely for its own account.

(ii)           Except as otherwise expressly contemplated by Section 4.04, during the Corporate Opportunity Period, no Class A Member will (A) invest in any entity which utilizes the services of a Covered Executive (whether as an employee, consultant, manager, director or otherwise) other than the Company or (B) cause any entity in which such Class A Member has an investment and which such Class A Member Controls (other than the Company) to use the services of a Covered Executive (whether as an employee, consultant, manager, director or otherwise); provided, however, notwithstanding anything herein to the contrary, to the extent any Covered Executive is a Class B Member, in the event that such Class B Member’s employment with the Company or any of its subsidiaries is terminated by the Company or any of its subsidiaries other than for Good Cause or is terminated by such Class B Member for Good Reason, in each case, prior to a Liquidation Event, this Section 4.03(c)(ii) shall not apply to such Class B Member.

(d)           The Members (in their own names and in the name and on behalf of the Company) hereby:

(i)            agree that (A) the terms of this Section 4.03 to the extent that they modify or limit a duty or other obligation, if any, that the Investor Group, its Affiliates or its designated Managers may have to the Company and/or its subsidiaries or another

Member under the DLLCA or other applicable law, rule or regulation, are reasonable in form, scope and content; and (B) the terms of this Section 4.03 shall control to the fullest extent possible if it is in conflict with a duty, if any, that the Investor Group, its Affiliates or its designated Managers may have to the Company and/or its subsidiaries or another Member, the DLLCA or any other applicable law, rule or regulation; and

(ii)           waive any duty or other obligation, if any, that the Investor Group, its Affiliates and its designated Managers may have to the Company and/or its subsidiaries or another Member, pursuant to the DLLCA or any other applicable law, rule or regulation, to the extent necessary to give effect to the terms of this Section 4.03.

(e)           The Members (in their own names and in the name and on behalf of the Company) acknowledge, affirm and agree that (i) the execution and delivery of this Agreement by the members of the Investor Group and/or its Affiliates is of material benefit to the Company and/or its subsidiaries and the Members, and that the Investor Group and/or its Affiliates would not be willing to (x) execute and deliver this Agreement, and (y) make their agreed Capital Contributions to the Company, without the benefit of this Section 4.03 and the agreement of the parties, thereto, and (ii) they have reviewed and understand the provisions of §§ 18-1101 (b) and (c) of the DLLCA.

Section 4.04           Covered Opportunity.  Each member of the Executive Management Team, being a Class B Member, hereby covenants and agrees to provide to each Class A Member or its Affiliates, during the term of the Corporate Opportunity Period, the right to participate in any oil and gas investment opportunity pertaining to or covering Lands that employs or otherwise uses the services of any member of the Executive Management Team (in each case, a “Covered Opportunity”) on a pro rata basis based on such Class A Member’s Capital Interest Percentage as of the Effective Date (the “Investor Portion”); provided, however, that this sentence shall not apply to any employment or consulting arrangement pursuant to which such member’s compensation is limited to the payment of a cash salary and cash bonus and the member’s participation in the employer’s standard benefit plans, such as insurance plans and retirement plans, and such member’s compensation does not include any type of equity ownership in the employer or an Affiliate of the employer, any equity appreciation right or other equity-like compensation, or any Oil and Gas Interest; provided, further, however, that neither such employer nor any Affiliate thereof is competitive to the Company or its business, assets or operations, in each case, pertaining to or covering the Lands.  Each Class A Member must exercise such participation right within forty-five (45) days from the date such Class A Member receives a Covered Opportunity Notice (the “Response Date”).  Such participation right shall be extended by the delivery by the Executive Management Team to the Class A Members of a notice (a “Covered Opportunity Notice”) setting forth the identity and size of the transaction and the maximum amount of funding required or available for investment.  With respect to any Covered Opportunity, the terms of any investment by the Class A Members shall be on terms substantially similar to the terms agreed upon with other investors as of the date of the Covered Opportunity Notice, which shall be set forth in the Covered Opportunity Notice, or in the event that there are no other anticipated investors as of the date of the Covered Opportunity Notice, upon terms that are consistent with the then current market terms for similar transactions, both in size and type of investment, as the Class A Members and the participating members of the Executive Management Team may mutually agree (and in the event of any disagreements, the

Response Date shall automatically be extended until the date of resolution of such disagreement).  Each Class A Member shall have the right to assign its rights set forth in this Section 4.04 to any Affiliate of such Class A Member.  In order to exercise its rights under this Section 4.04, each Class A Member must deliver a written notice to the Executive Management Team (an “Acceptance Notice”) by the Response Date in which it commits to acquire all or a portion of its pro rata share of the Investor Portion.  In the event that a Class A Member does not deliver an Acceptance Notice prior to the Response Date, such Class A Member will be deemed to have rejected the right to participate in such Covered Opportunity on the terms and conditions set forth in the Covered Opportunity Notice; provided, however, in no event shall such Covered Opportunity be offered to third parties on terms or conditions materially different than those set forth in the Covered Opportunity Notice.  If any terms or conditions materially change or differ from those set forth in the Covered Opportunity Notice, said Covered Opportunity must then be resubmitted to the Class A Members on the basis of the changed terms and conditions and the Class A Members shall have forty-five (45) days from receipt of the revised Covered Opportunity Notice to consider such Covered Opportunity.  Subject to full compliance with the terms of this Section 4.04 and any other terms and provisions of this Agreement applicable at the time, nothing contained herein shall prevent the Executive Management Team from having discussions concerning potential financing opportunities with third parties during the period beginning on the date of the Covered Opportunity Notice and continuing until the earlier of the Response Date or the date of any Acceptance Notice.  If no Acceptance Notice is received in a timely manner, then the Executive Management Team shall be free to explore or consummate financing opportunities from third parties.  Notwithstanding anything in this Section 4.04 to the contrary, in the event that a member of the Executive Management Team’s employment with the Company is terminated by the Company other than for Good Cause or is terminated by such Member for Good Reason prior to a Liquidation Event, this Section 4.04 shall not apply to such member of the Executive Management Team.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01           Representations, Warranties and Covenants of the Members.  Each Member hereby represents, warrants and covenants to the Company and each other Member that the following statements are true and correct as of the date hereof and shall be true and correct at all times that such Member is a Member:

(a)           if the Member is a corporation, limited liability company, partnership or other entity, such Member is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the laws of the jurisdiction of its incorporation, organization or formation; and such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken;

(b)           such Member has duly executed and delivered this Agreement and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of such Member enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

(c)                                  such Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the Organizational Documents of such Member, (B) any contract or agreement to which such Member is a party or is otherwise subject, or (C) any Legal Requirement or Order to which such Member is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Entity or other Person, unless such requirement has already been satisfied;

(d)                                 the Units to be acquired by such Member pursuant to this Agreement will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws;

(e)                                  such Member is an experienced investor in securities and acknowledges that it can bear the economic risk of its investment in the Units acquired pursuant to this Agreement and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units;

(f)                                    such Member has had an opportunity to discuss the Company’s, Summit’s and its subsidiaries’ businesses, management, financial affairs and the terms and conditions of the offering of Units with the Company’s management;

(g)                                 such Member understands that the Units issued hereunder have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Member’s representations as expressed herein; such Member further understands that the Units acquired by it hereunder are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Member must hold the Units acquired by it hereunder indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available; and

(h)                                 such Member understands that no public market now exists for the Units or any other securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Units or any other securities issued by the Company.

Section 5.02                                Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to the Members that the following statements are true and correct as of the date hereof and shall be true and correct at all times that additional Units are issued:

(a)                                  the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite limited liability company authority to own, lease and operate the properties and assets it owns, leases and operates and to carry on its business as such business is currently conducted and as intended to be conducted.  The Company is qualified to do business as a foreign limited liability company in all other jurisdictions where the ownership or operation of its properties or assets requires such qualification;

(b)                                 the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by the Company.  This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors’ rights generally and by principles of equity;

(c)                                  the execution and delivery of this Agreement by the Company does not and will not, and the performance and compliance with the terms and conditions hereof by the Company and the consummation of the transactions contemplated hereby and thereby by the Company does not and will not require consent, notice, any filing, authorization or approval under, violate, breach or conflict with any provision of, cause a default under, result in acceleration of, create in any party the right to accelerate, terminate or modify in any manner, or give rise to any new or additional obligations under (a) any applicable Legal Requirement, or (b) any of the Organizational Documents of the Company;

(d)                                 except as set forth in any applicable Comfort Letter, there is no pending Proceeding that has been commenced by or against the Company or that otherwise relates to or may affect the Company’s business or assets;

(e)                                  to the Knowledge of the Company, (i) no Proceeding has been threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any Proceeding.  The Company has delivered to the Investor Group copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in the Comfort Letter.  The Proceedings listed in the Comfort Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company;

(f)                                    except as set forth in any applicable Comfort Letter, there is no Order to which the Company, or any of the assets owned or used by the Company, is subject; and to the Knowledge of the Company, no Officer, Manager, agent, or employee of the Company is subject to any Order that prohibits such Person from engaging in or continuing any conduct, activity, or practice relating to the Company’s business;

(g)                                 the Company is in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and the Company has not received any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject;

(h)                                 except as set forth in any applicable Comfort Letter, the Company is in compliance in all material respects with all Legal Requirements applicable to the Company, except if the failure to comply could not reasonably be expected to have a material adverse effect; and

(i)                                     any applicable Comfort Letter and any information provided to the Board by the Company, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to be stated in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

ARTICLE VI

BOOKS AND RECORDS

Section 6.01                                Books, Records and Tax Information.

(a)                                  The Company shall keep and maintain proper and complete books and records of accounts, taxes, financial information and all matters pertaining to the Company.  The Company shall cause to be prepared and filed all necessary federal, state and local income tax returns for the Company, including making the elections described herein and shall cause an Internal Revenue Service Schedule K-1 or any successor form to be prepared and delivered to the Members by March 15 of each year.  Each Member shall furnish to the Officers all pertinent information in its possession relating to the Company’s business and operations that is necessary to enable the Company’s tax returns to be prepared and filed.  It is acknowledged, understood and agreed that Exhibit A and Exhibit B, each as amended from time to time, and the information contained thereon has not been and will not be furnished to the Class B Members for the purpose of preserving privacy with respect to the Unit ownership of the Members except such Class B Members as are active employees of the Company, unless the Board agrees otherwise.  The Members agree that the preceding sentence is reasonable and appropriate.

(b)                                 Unless determined otherwise by the Board, the Company shall provide to each of the Class A Members and each Class B Member that is a member of the Executive Management Team the following reports:

(i)                                     within 25 days after each month end, a report of the drilling activities of the Company and its subsidiaries for the prior month, including results and costs, in such form as may be reasonably determined by the Board;

(ii)                                  within 45 days after the end of any fiscal quarter, quarterly consolidated financial statements of the Company and its subsidiaries for the previous quarter and a schedule showing any variance between actual and budgeted figures;

(iii)                               within 90 days after the Company’s year-end, audited consolidated financial statements of the Company and its subsidiaries and a schedule showing any variance between actual and budgeted figures;

(iv)                              within 90 days of the Company’s year-end, a third party petroleum engineering report regarding the reserves of the Company and its subsidiaries from an engineer approved by the Board;

(v)                                 within 45 days after June 30th of each year, an internal petroleum engineering report regarding the reserves of the Company and its subsidiaries;

(vi)                              prompt notice of any event that would reasonably be expected to have a material adverse effect on the Company’s business or operations; and

(vii)                           such other reports and information (in any form, electronic or otherwise) as a Class A Member may reasonably request or as the Board may reasonably determine.

Section 6.02                                Tax Elections.  The Company shall make the following elections on the appropriate tax returns:

(a)                                  to adopt the calendar year as the Company’s Fiscal Year;

(b)                                 to adopt an appropriate federal income tax method of accounting and to keep the Company’s books and records on such income tax method;

(c)                                  to deduct when paid or incurred intangible drilling and development costs; and

(d)                                 any other election the Board may deem appropriate and in the best interests of the Company, provided that the Company shall not make an election to be treated as a corporation for U.S. federal income tax purposes.

Section 6.03                                Tax Matters Member.  Unless determined otherwise by the Board, pursuant to Code Section 6231(a)(7), the “Tax Matters Member” of the Company shall be Ronald T. Barnes.  The Tax Matters Member may be changed only upon the approval of the Board and in accordance with the Code and the applicable Treasury Regulations.

Section 6.04                                Limitations on Information Rights.  Each Class B Member who is not then currently employed by the Company, by execution hereof, hereby agrees and acknowledges that pursuant to and in accordance with Section 18-305(g) of the DLLCA and notwithstanding anything contained in this Agreement to the contrary, such Person shall not be entitled to receive any information of any kind or nature concerning the Company and or its business and affairs or financial condition, other than such information as the Board (in its sole discretion) provides to such Person from time to time.  In no event shall the Board, any Manager or any Member have any liability in respect of any duty (fiduciary or otherwise) to any Class B Member who is not then currently employed by the Company for failing to provide such person with any information required pursuant to the provisions of this Article VI or the DLLCA.

Section 6.05                                Section 83(b) Election.  Each Member who acquires unvested Class B Units and who is a United States person within the meaning of Code Section 7701(a)(30) shall file a timely election under Code Section 83(b) with respect to such Units and consult with such

Member’s tax advisor to determine the tax consequences of such acquisition and of filing an election under Code Section 83(b).  Each such Member acknowledges that it is the sole responsibility of such Member, and not the Company, to file the election under Code Section 83(b) even if such Member requests the Company to assist in making such filing.

ARTICLE VII

CAPITAL CONTRIBUTIONS

Section 7.01                                Capital Contributions of Members.  On the Effective Date, SW has contributed, or will contribute, to the Company cash in the amount set forth opposite SW’s name under the heading “Contribution Value” on Exhibit A hereto and each DLJ Member has contributed, or will contribute, to the Company shares of Pinnacle Common Stock, the value of which shall be deemed to be equal to the amount of the Merger Consideration for each such share, the aggregate value of which is set forth opposite such DLJ Member’s name under the heading “Contribution Value” on Exhibit A hereto.  In exchange for such capital contributions, each Class A Member has been issued, effective as of the Effective Date, the number of Class A Units set forth opposite the Member’s name under the heading “Class A Units” on Exhibit A hereto.

Section 7.02                                Further Contributions.

(a)                                  Except as otherwise provided herein, SW shall make additional Capital Contributions in cash up to the SW Remaining Commitment Amount in such amounts and at such times as shall be determined by the Board with the consent of SW (such consent granted or withheld by SW in its sole and absolute discretion).  Notwithstanding anything contained herein to the contrary, it shall be an express condition precedent to any requirement of Class A Members to make an additional Capital Contribution to the Company that (x) upon the written request of SW, the Company deliver to the Class A Members (i) a letter (a “Comfort Letter”) dated as of the date of such contemplated additional Capital Contribution and in form and substance reasonably satisfactory to SW acting in good faith, to the effect that the representations and warranties set forth in Section 5.02 are true, complete and correct, in all material respects, as of the date thereof and there has been no material adverse effect with respect to the Company or its business or assets and (ii) such other information concerning the Company and its business, prospects and operations, as SW may reasonably request in good faith, and (y) each member of the Executive Management Team is in compliance, in all material respects, with all of such Person’s obligations under this Agreement, any Employment Agreement or any other consulting, services or other agreement with or concerning the Company or any of its subsidiaries.

(b)                                 SW shall have the right, but not the obligation, to increase the SW Commitment Amount up to $45,000,000 by providing advance written notice to the Company at any time during the six-month period following the initial closing of the Scotia Waterous Energy Capital Fund I.

(c)                                  Notwithstanding the provisions of Section 7.02(a) and (b) above, the Class A Members shall have the right to cease making Capital Contributions upon the expiration of the Commitment Period.

(d)                                 Each DLJ Member that is a DLJ Member as of the Effective Date shall have a right, but not the obligation, to purchase up to its pro rata share of each issuance of Class A Units pursuant to this Section 7.02.  Such DLJ Member’s pro rata share is equal to its Class A Unit Sharing Percentage.  If not all eligible DLJ Members elect to purchase their full pro rata share of an issuance pursuant to this Section 7.02, then SW shall purchase the Class A Units that such DLJ Members have elected not to purchase pursuant to such issuance.  Prior to issuing any Class A Units pursuant to this Section 7.02, the Company shall give each Class A Member written notice of such issuance, including the number of Class A Units to be issued.  The DLJ Members with rights under this Section 7.02(d) shall have fifteen (15) days from the giving of such notice (the “DLJ Option Period”) to agree to purchase up to their pro rata share of such Class A Units by giving written notice to the Company.  The rights granted under this Section 7.02(d) may not be Transferred.

(e)                                  At any time any Class A Member makes an additional Capital Contribution to the Company pursuant to this Section 7.02, the Company shall issue to such Class A Member additional Class A Units in respect thereof, priced at $1.00 per Class A Unit.

Section 7.03                                Withdrawal of Capital.  No Member shall have the right to withdraw any capital from the Company; provided, however, that the Board may determine to distribute capital to the Members from time to time in accordance with the terms hereof.

Section 7.04                                Capital Accounts.

(a)                                  A separate capital account (a “Capital Account”) will be maintained for each Member.  Each Member’s Capital Account will be increased by:  (i) the amount of money contributed by such Member to the Company; (ii) the initial Book Value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); and (iii) allocations to such Member of Profits and items of income or gain pursuant to the Regulatory Allocations.  Each Member’s Capital Account will be decreased by:  (A) the amount of money distributed to such Member by the Company; (B) the Fair Market Value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); and (C) allocations to the account of such Member of Losses and items of loss or deduction pursuant to the Regulatory Allocations.

(b)                                 In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Units in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv).

(c)                                  The manner in which Capital Accounts are to be maintained pursuant to this Section 7.04 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.  If, in the opinion of the Company’s legal counsel, the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 7.04 should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 7.04, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement and relative economic benefits between or among the Members.

(d)                                 Except as otherwise required in the DLLCA, no Member shall have any liability to restore all or any portion of a deficit balance in such Member’s Capital Account.

Section 7.05                                Funding Fee.  The Company shall pay to each Investor other than any DLJ Member (or such other entity designated by such Investor) the Funding Fee with respect to each Capital Contribution made by such Investor (including the Capital Contribution by SW described in Section 7.01), which Funding Fee shall be treated and paid as contemplated in the definition thereof.  The Company shall pay to the DLJ Representative (or such other entity designated by the DLJ Representative) the Funding Fee with respect to each Capital Contribution made by a DLJ Member (including the Capital Contributions described in Section 7.01), which Funding Fee shall be paid as contemplated in the definition thereof.

ARTICLE VIII

ALLOCATIONS

Section 8.01                                Allocations of Profits and Losses.  After giving effect to the Regulatory Allocations, and subject to Section 16.03(b) of this Agreement, Profits and Losses (and to the extent necessary to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense includable in the computation of Profits and Losses) for each Fiscal Period shall be allocated among the Members during such Fiscal Period, in such a manner as shall cause the Capital Accounts of the Members (as adjusted to reflect all Regulatory Allocations and all distributions through the end of such Fiscal Period) to equal, as nearly as possible, (a) the amount such Members would receive if all assets of the Company on hand at the end of such Fiscal Period were sold for cash equal to their Book Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), all unvested Series B Units became vested, and all remaining or resulting cash (including any Retained Distributions) were distributed to the Members under Section 9.01 of this Agreement minus (b) such Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 8.02                                Regulatory Allocations.  The following allocations shall be made in the following order:

(a)                                  Nonrecourse Deductions shall be allocated 87.5% to the holders of Series A Units in proportion to their respective Class A Unit Sharing Percentages and 12.5% to the holders of Series B Units pro rata in proportion to their respective Class B Unit Sharing Percentages.

(b)                                 Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member

Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4).  If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss.  This Section 8.02(b) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)                                  Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for a Fiscal Period (or if there was a net decrease in Minimum Gain for a prior Fiscal Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 8.02(c)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)).  This Section 8.02(c) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)                                 Notwithstanding any provision hereof to the contrary except Section 8.02(c) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for a Fiscal Period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior Fiscal Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 8.02(d)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)).  This Section 8.02(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)                                  Notwithstanding any provision hereof to the contrary except Section 8.02(a) and Section 8.02(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit balance in its Adjusted Capital Account (or increase any existing deficit balance in its Adjusted Capital Account) at the end of such Fiscal Period.  All Losses and other items of loss and expense in excess of the limitation set forth in this Section 8.02(e) shall be allocated to the Members who do not have a deficit balance in their Adjusted Capital Accounts in proportion to their relative positive Adjusted Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have a deficit in its Adjusted Capital Account.

(f)                                    Notwithstanding any provision hereof to the contrary except Section 8.02(c), Section 8.02(d) and Section 8.02(e) of this Agreement, a Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Period) in an amount and manner sufficient to eliminate any deficit balance in such Member’s Adjusted Capital Account as quickly as possible; provided that, an allocation pursuant to this Section 8.02(f) shall be made only if and to the extent that such Member would have deficit Adjusted

Capital Account balance after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.02(f) were not in this Agreement.  This Section 8.02(f) is intended to constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g)                                 In the event that any Member has a deficit balance in its Adjusted Capital Account at the end of any Fiscal Period, such Member shall be allocated items of Company gross income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 8.02(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account after all other allocations provided for in this Article VIII have been tentatively made as if Section 8.02(f) and this Section 8.02(g) were not in this Agreement.

(h)                                 To the extent an adjustment to the adjusted tax basis of any Company properties pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member’s Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) if such Section applies, or to the Member to whom such distribution was made if Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i)                                     If any Class B Units held by any holder of Class B Units are forfeited or redeemed by the Company, such holder shall be allocated items of loss and deduction in the Fiscal Period of such forfeiture or redemption in an amount equal to the portion of such holder’s Capital Account attributable to such forfeited Units reduced, but not below zero, by the amount of any redemption price paid by the Company for such Units.

(j)                                     If, as a result of an exercise of a noncompensatory warrant or option to acquire an interest in the Company, a Capital Account reallocation is required under Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3) (as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations), the Company shall make corrective allocations pursuant to Proposed Treasury Regulation Section 1.704-1(b)(4)(x), as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations.

Section 8.03                                Income Tax Allocations.

(a)                                  All items of income, gain, loss and deduction for federal income tax purposes shall be allocated in the same manner as the corresponding item is allocated pursuant to Section 8.01 or Section 8.02, except as otherwise provided in this Section 8.03.

(b)                                 In accordance with Code Section 704(c) and the applicable Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Book Value.  In the event the Book Value of any property is adjusted pursuant to clause (b) or (d) of the definition of Book Value, subsequent allocations of income, gain, loss, and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for Federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the applicable Regulations thereunder.  For purposes of the allocations pursuant to this Section 8.03, the Company shall elect the traditional allocation method described in Treasury Regulation Section 1.704-3(d) or such other allocation method as is determined by the Board.

(c)                                  Any (i) recapture of depreciation, depletion, intangible drilling costs or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations), and (ii) recapture of grants credits shall be allocated to the Members in accordance with applicable law.

(d)                                 Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulation Sections 1.704 (b)(4)(iii) and 1.704 1(b)(4)(viii).

(e)                                  Allocations pursuant to this Section 8.03 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

Section 8.04                                Other Allocation Rules.

(a)                                  All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as the owner of such interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder

(b)                                 The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), shall be allocated 87.5% to the holders of Class A Units in proportion to their respective Class A Unit Sharing Percentages and 12.5% to the holders of Class B Units in proportion to their respective Class B Unit Sharing Percentage, as applicable.

ARTICLE IX

DISTRIBUTIONS

Section 9.01                                Distributions.  Subject to Section 9.03 and Section 16.03, all Distributable Property of the Company shall be distributed at such time or times (if any) as the Board determines in its sole discretion to the Members in the following order and priority:

(a)                                  First:  100% to the Class A Members in proportion to their respective Class A Unit Sharing Percentages until the aggregate distributions in respect of each Class A Unit pursuant to this Section 9.01(a) shall equal the aggregate amount of all Capital Contributions made to the Company in respect of such Class A Unit;

(b)                                 Second:  98% to the Class A Members in proportion to their respective Class A Unit Sharing Percentages and 2% to the Class B Members in proportion to their respective Class B Unit Sharing Percentages, until such time as the aggregate amount of distributions in respect of each Class A Unit pursuant to this Section 9.01(b) shall equal an amount that when taking into account all prior IRR Cash Flows with respect to such Class A Unit would result in an eight percent (8%) IRR on all Capital Contributions in respect of such Class A Unit;

(c)                                  Third:  90% to the Class A Members in proportion to their respective Class A Unit Sharing Percentages and 10% to the Class B Members in proportion to their respective Class B Unit Sharing Percentages, until such time as the aggregate amount of distributions in respect of each Class A Unit pursuant to this Section 9.01(c) shall equal the greater of (i) an amount that when taking into account all prior IRR Cash Flows with respect to such Class A Unit would result in a twenty-five percent (25%) IRR on all Capital Contributions in respect of such Class A Unit and (ii) an amount that when taking into account all prior IRR Cash Flows with respect to such Class A Unit would equal 3.0 times the aggregate amount of all Capital Contributions made to the Company in respect of such Class A Unit; and

(d)                                 Thereafter:  87.5% to the Class A Members in proportion to their respective Class A Unit Sharing Percentages and 12.5% to the Class B Members in proportion to their respective Class B Unit Sharing Percentages.

Section 9.02                                Distributions in Kind.  No Member has any right to demand or receive a distribution from the Company in any form other than cash.

Section 9.03                                Tax Distributions.  Notwithstanding the foregoing distribution provisions of Section 9.01, to the extent funds are available therefor (as determined by the Board, after taking into account such reserves as the Board determines to be appropriate to accommodate the Company’s business plan, expected expenditures, contingencies and such other factors as the Board may consider in its sole discretion), each Member shall be entitled to receive cumulative cash distributions in an amount sufficient to enable such Member to discharge its cumulative U.S. federal, state and local tax liability (excluding interest and penalties) arising as a result of such Member’s interest in the Company, determined by assuming the applicability to such Member of the highest combined effective marginal federal, state and local income tax rate applicable to individuals residing in New York, New York at the time of such distributions taking into account the character of the income.  In furtherance of and subject to the foregoing, to the extent the cumulative distributions otherwise paid or payable to a Member pursuant to Section 9.01 are insufficient to cover such tax liabilities, the Company shall make cash distributions (the “Tax Distributions”) in amounts that, when added to the cumulative cash distributions otherwise paid or payable, shall equal such tax liability.  The amount of such tax liability shall be calculated taking into account (a) all cumulative Profits, income and gain allocated to such Member under this Agreement, including Profits, income and gain allocated in prior Fiscal Years, but expressly excluding any Code Section 704(c) gain allocated to such Member hereunder, (b) the deductibility (to the extent allowed) of state and local income taxes for United States federal income tax purposes, (c) all cumulative Losses, deductions or other losses allocated to such Member under this Agreement, including Losses, deductions or other losses allocated in prior Fiscal Years, and (d) the character of the Profits, income, credits, Losses or deductions allocated to such Member.  Tax Distributions made to a Member pursuant to this Section 9.03 shall be debited against such Member’s Capital Account and shall be treated as an advance distribution that will reduce on a dollar-for-dollar basis the amount of later distributions to such Member pursuant to Section 9.01 or Section 16.03(b).  Notwithstanding anything contained herein to the contrary, the Company may not distribute any amount to a Member under this Agreement for any liability of the Member, whether tax, interest, or penalty, related to (i) the Member’s treating an item on its federal income tax return inconsistent with the treatment of the item on the Company’s annual information return, even if the Member complies with the notification of inconsistent treatment provisions of Code Section 6222(b) and (ii) the issuance of Class B Units to such Member, the forfeiture of Class B Units by such Member or another Member or the repurchase of Class B Units from such Member or another Member.

Section 9.04                                Retained Distributions.  Any distributions (except tax distributions pursuant to Section 9.03) with respect to Class B Units that have not “vested” in accordance with the provisions of Section 13.06(b) shall be retained by the Company until “vesting” occurs (the “Retained Distributions”).  Retained Distributions shall be promptly distributed by the Company upon vesting of the relevant Class B Units.  Retained Distributions that are in respect of unvested Class B Units that are forfeited to the Company pursuant to Section 13.06(c) of this Agreement and become Class B Company Units shall be reallocated among the Members in accordance with Section 9.01.

ARTICLE X

MEETINGS OF MEMBERS

Section 10.01                          Meetings.  Annual meetings of Members may, but need not, be held.  The annual meeting of Members may be held at such place and on such date as the Board may designate.  Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board, or any Member or Members who hold in the aggregate a majority of the aggregate Class A Units.

Section 10.02                          Place of Meetings.  The Board may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Members.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the Principal Office of the Company.

Section 10.03                          Notice of Meetings.  Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board or Person calling the meeting, to each Member entitled to vote at such meeting.

Section 10.04                          Record Date.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution or other determination is adopted, as the case may be, shall be the record date for such determination of Members.

Section 10.05                          Quorum.  Members holding at least a majority of all Class A Units represented in person or by proxy shall constitute a quorum at any meeting of Members.  In the absence of a quorum at any such meeting, a majority of the Class A Units so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Class A Units whose absence would cause less than a quorum.

Section 10.06                          Manner of Acting.  The affirmative vote of a Class A Majority shall be the act of the Members, unless otherwise required by this Agreement.

Section 10.07                          Proxies.  At all meetings of Members, a Class A Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney in fact.  Such proxy shall be filed with the Board before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.  An electronic mail or similar transmission by a Class A Member, or a photographic, photostatic, facsimile or similar reproduction of an executed writing shall be regarded as executed by such Member for purposes of this Section 10.07.  The chairman of the meeting shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.  A proxy shall be with full power of substitution and shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.  Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority or, if only two Persons are designated as proxies, then both, of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one.

Section 10.08                          Action by Members Without a Meeting; Telephone Conference.

(a)                                  Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action to be taken by the Members that are signed by the Members whose consent is necessary to approve the action as required by this Agreement, the DLLCA or otherwise.  Action taken under this Section 10.08 is effective when the requisite number of Members required to approve such action have signed the consent, unless the consent specifies a different effective date.  The record date for determining Members entitled to take action without a meeting is the date the first Member signs and delivers to the Company a written consent.  An electronic mail or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section 10.08.

(b)                                 Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear or otherwise communicate with each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.09                          Waiver of Notice.  When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

Section 10.10                          Conduct of Meetings.  All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Manager or Officer designated by the Board.  The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 10.11                          No Class B Voting Rights.  Class B Units shall have no voting rights, except as set forth in Section 17.06 or as otherwise specifically set forth herein.

ARTICLE XI

MANAGEMENT OF THE COMPANY

Section 11.01                          Management.

(a)                                  The business and affairs of the Company shall be managed by or under the direction of a board of managers (the “Board”), and, subject to the limitations set forth in this Agreement, the Board shall have full, exclusive and complete authority and discretion in the management and control of the administration, affairs and operations of the Company.  Each member of the Board shall be a “Manager” of the Company as defined in Section 18-101(10) of the DLLCA.  Notwithstanding anything contained herein to the contrary, a Manager shall not have any power or authority to act individually on behalf of the Company in his or her capacity as a Manager except for such power or authority as may be specifically conferred upon such Manager by this Agreement or by action of the Board.

(b)                                 To the fullest extent permitted by the DLLCA, a person, in performing his or her duties and obligations as a Manager under this Agreement, shall (i) owe no fiduciary or similar duty or obligation whatsoever to the Company, any Member (other than the Member or class of Members designating such Manager) or the other Managers and (ii) be entitled to act or omit to act at the direction of the Member or class of Members that designated such person to serve on the Board, considering only such factors, including the separate interests of the designating Member or class of Members, as such Manager or Members choose to consider, and any action of a Manager or failure to act, taken or omitted in good faith reliance on the foregoing provision shall not, as between the Company and the other Members, on the one hand, and the Manager or Member or class of Members designating such Manager, on the other hand, constitute a breach of any duty (including any fiduciary or other similar duty, to the extent that such exists under the DLLCA or any other applicable law, rule or regulation) on the part of such Manager, Members or class of Members.

(c)                                  The Members (in their own capacities and on behalf of the Company) hereby:  (i) agree that (A) the terms of Section 11.01(b), to the extent that it modifies or limits a duty or other obligation, if any, that a Manager may have to the Company or any other Member under the DLLCA or other applicable law, rule or regulation, are reasonable in form, scope and content; and (B) the terms of Section 11.01(b) shall control to the fullest extent possible if it is in conflict with a duty, if any, that a Manager may have to the Company or another Member, under the DLLCA or any other applicable law, rule or regulation; and (ii) waive to the fullest extent permitted by the DLLCA, any duty or other obligation, if any, that a Member may have to the Company or another Member, pursuant to the DLLCA or any other applicable law, rule or regulation, to the extent necessary to give effect to the terms of Section 11.01(b) above.  The Members (in their own capacities and on behalf of the Company) acknowledge, affirm and agree that (i) the Class A Members would not have been willing to make an investment in the Company and no person designated by the Class A Members to serve on the Board would be willing to serve, in the absence of Section 11.01(b) above, and (ii) they have reviewed and understand the provisions of Sections 18-1101(b) and (c) of the DLLCA.

Section 11.02                          Board.

(a)                                  Composition.                         The Board shall initially be composed of seven Managers.  Subject to Section 11.05, four Managers will be designated from time to time by the SW Representative (the “SW Designees”); provided, however, that if at any time the aggregate Class A Unit Sharing Percentage of the SW Group is less than 32% but equal to or greater than 5%, then two SW Designees shall be removed and the SW Representative shall only be entitled to designate two Managers; provided further that if at any time the aggregate Class A Unit Sharing Percentage of the SW Group is less than 5%, the remaining SW Designee shall be removed and the SW Representative shall no longer be entitled to designate a Manager. Two Managers will be designated from time to time by the DLJ VCOC Fund (the “DLJ Designees”); provided that if at any time the aggregate Class A Unit Sharing Percentage of the DLJ Group is less than 20% but equal to or greater than 5%, then one DLJ Designee shall be removed and the DLJ VCOC Fund shall only be entitled to designate one Manager; provided further that if at any time the aggregate Class A Unit Sharing Percentage of the DLJ Group is less than 5%, the remaining DLJ Designee shall be removed and the DLJ VCOC Fund shall no longer be entitled to designate a Manager.  One Manager will be designated from time to time by a Class B Majority (the “Class B Designee”).  The initial SW Designees, DLJ Designees and Class B Designee are set forth on Exhibit C.

(b)                                 Meetings.  The Board shall meet at least quarterly at such place as determined by the Board.  Special meetings of the Board, to be held at such place as shall be determined by the Board, shall be called at the direction of any two Managers, upon reasonable advance notice, but in any event upon not less than 48 hours’ prior written notice, which period must include at least one Business Day, to all Managers.  Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not properly called or convened.

(c)                                  Quorum; Voting.  The presence of at least five of the Managers shall be necessary to constitute a quorum at any meeting of the Board.  Each Manager shall have one vote and, unless otherwise expressly stated in this Agreement, all actions requiring the consent or approval of the Board shall require the consent of a majority of the Board.  Notwithstanding the foregoing, the SW Designees and DLJ Designees shall be entitled to cast in the aggregate a number of votes at a meeting equal to the number of Managers the SW Group or DLJ Group, as applicable, is entitled to designate if (i) any SW Designee or DLJ Designee is not present at such meeting (and such absent SW Designee or DLJ Designee shall be deemed to have given a proxy to vote at such meeting to the other SW Designees or DLJ Designees, as applicable) or (ii) if there are any vacancies on the Board which the SW Group or DLJ Group is entitled to fill with its designees (for example, if SW is entitled to designate four Managers and has designated only two Managers, then those two Managers or either of them may cast a total of four votes on matters presented to the Board).  A Manager entitled to cast multiple votes in accordance with the foregoing shall, for quorum purposes, count as a number of Managers equal to such number of votes.

(d)                                 Action by Written Consent.  Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is evidenced by one or more written consents describing the action to be taken by the Board that are signed by at least five Managers.  Action taken under this Section 11.02(d) is effective when the requisite number of Managers required to approve such action have signed the consent, unless the consent specifies a different effective date.  An electronic mail or similar transmission by a Manager, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Manager, shall be regarded as signed by the Manager for purposes of this Section 11.02(d).  The Board may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear or otherwise communicate with each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(e)                                  Vacancies.  If any SW Designee shall resign or be removed or be unable to serve for any reason as a Manager of the Company, subject to Section 11.05, the SW Representative shall designate a replacement SW Designee.  The SW Representative may remove and replace any SW Designee at any time with or without cause.  If any DLJ Designee shall resign or be removed or be unable to serve for any reason as a Manager of the Company, subject to Section 11.05, the DLJ Representative shall designate a replacement DLJ Designee.  The DLJ Representative may remove and replace any DLJ Designee at any time with or without cause.  If the Class B Designee shall resign or be removed or unable to serve for any reason as a Manager of the Company, subject to Section 11.05, the Class B Majority shall designate a replacement Class B Designee.  A Class B Majority may remove and replace the Class B Designee at any time with or without cause.  Except as provided in Section 11.02(a), no DLJ

Designee shall be removed without the prior written consent of the DLJ Representative.  The Class B Designee shall not be removed without the prior written consent of the Class B Majority.

(f)                                    Costs and Expenses.  The Company will pay all reasonable out-of-pocket expenses incurred by the Managers in connection with their participation in meetings of the Board (and committees thereof) and attending to the business of the Company.

(g)                                 If at any time the aggregate Class A Unit Sharing Percentage of the DLJ Group or the SW Group, as the case may be, is less than 5%, the DLJ VCOC Fund or the SW VCOC Fund, as applicable, shall have the right to appoint one representative to attend and fully participate in each meeting of the Board as a non-voting observer (an “Observer”).  The Company will give the DLJ VCOC Fund and/or the SW VCOC Fund, as applicable, (i) written notice of each meeting of the Board at the same time and in the same manner as notice is given to the Managers and (ii) a copy of all written materials and other information (including, without limitation, copies of minutes of meetings) given to Managers in connection with such meetings at the same time such materials and information are given to such Managers.  If the Board proposes to take any action by written consent in lieu of a meeting of the Board, the Company shall give written notice thereof to the DLJ VCOC Fund and/or the SW VCOC Fund, as applicable, promptly following the effective date of such consent describing in reasonable detail the nature and substance of such action. Notwithstanding any other right granted under this Section 11.02(g), the Company reserves the right to exclude any Observer from access to any material or meeting or portion thereof if the Company believes on the advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.  This Section 11.02(g) shall cease to apply during any period in which the DLJ VCOC Fund or the SW VCOC Fund, as applicable, ceases to own any Units.

Section 11.03                          Request for Sale of Company by the SW Group.

(a)                                  Subject to Section 11.03(e), notwithstanding anything to the contrary contained in this Agreement, at any time after the date of this Agreement, the SW Group may give written notice to the Company and the Members requiring a sale of the Company (an “Approved Sale”).  An Approved Sale may be effected pursuant to a securities disposition (by Unit sale, merger, consolidation or otherwise) or disposition of the assets of the Company, as determined by the SW Group in its sole discretion.  Each Member hereby agrees to vote (to the extent any such vote is required) all of its Units in favor of an Approved Sale upon the written request of the SW Group.  If the Approved Sale is structured as a (i) merger, consolidation or sale of assets, each Member shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger, consolidation or sale of assets or (ii) sale of Units, each Member shall agree to sell all of his, her or its Units or rights to acquire Units on the terms and conditions approved by the SW Group.  Each Member shall take all necessary or desirable actions in its capacity as a Member in connection with the consummation of the Approved Sale as may be reasonably requested by the SW Group; provided, that, no Member shall be required to assume or incur any liability in excess of the amount to be distributed to such Member or assume or incur liabilities in a disproportionate amount compared to the amounts to be distributed to and liabilities to be assumed or incurred by the Class A Members in connection with the Approved Sale.

(b)                                 In any Approved Sale all of the Units shall be converted into or entitled to receive, as applicable, a proportionate amount of the aggregate consideration to be paid by the acquiring party, with such proportions to be determined by applying Section 9.01 to a Distributable Property amount equal to the sum of (a) the cash included in such consideration plus (b) the Fair Market Value of any non-cash property included in such consideration.

(c)                                  If the Approved Sale is a transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such transaction (including a merger, consolidation or other reorganization), the Members that do not qualify as Accredited Investors (without regard to Rule 501(a)(4)) may be required, at the request of the SW Group, to (i) appoint a purchaser representative (as such term is defined in Rule 501) (the “Purchaser Representative”) or (ii) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the Fair Market Value of such securities.  If any Member appoints the Purchaser Representative as its purchaser representative, the Company will pay the fees of such purchaser representative, but if any Member declines to appoint the Purchaser Representative, such Member will, if required, appoint another purchaser representative, and such Member will be responsible for the fees of the purchaser representative so appointed.

(d)                                 Members shall bear their pro rata share (based upon the allocation set forth in Section 11.03(b) by treating the costs as reducing the amount of Distributable Property) of the costs of any sale of Units pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party.  Notwithstanding anything herein to the contrary, for purposes of this Section 11.03(d), reasonable third party costs incurred by the Class A Members and Class B Members in exercising reasonable efforts to take all actions in connection with the consummation of an Approved Sale in accordance with Section 11.03(a) shall be deemed to be for the benefit of all Members.  Costs incurred by Members on their own behalf will not be considered costs of the transaction hereunder.

(e)                                  The SW Group shall not be entitled to exercise its rights under this Section 11.03 at any time that the aggregate Class A Unit Sharing Percentage of the SW Group is less than 50%.

Section 11.04                          Conversion to a Corporation; Public Offering.

(a)                                  The Board may cause the conversion of the Company, or any portion thereof, into a corporation, including by (i) the transfer of all of the assets of the Company, subject to the Company’s liabilities, or the transfer of any portion of such assets and liabilities, to one or more corporations in exchange for shares of any such corporations and the subsequent distribution of such shares, at such time as the Board may determine, to the Members, (ii) conversion of the Company into a corporation pursuant to Section 18-216 of the DLLCA (or any successor section thereto) or (iii) Transfer by each Member of Units held by such Member to one or more corporations in exchange for shares of any such corporations (including by merger of the Company into a corporation) (each of (i), (ii) and (iii), a “Reorganization”).  Each Member shall take all actions in its capacity as a Member reasonably requested by the Board in connection with the consummation of such Reorganization, including without limitation consenting to, voting for and waiving any dissenters rights, appraisal rights or similar rights and participating in any exchange or other transaction required in connection with such Reorganization.  The Company shall pay any and all reasonable organizational, legal and accounting expenses and filing fees incurred by the Company, the Class A Members and the Class B Members in connection with such Reorganization.

(b)                                 In connection with any Reorganization as described in Section 11.04(a)(i), the shares (which will be valued at their Fair Market Value) received will be distributed in accordance with Section 9.01.

(c)                                  In connection with any Reorganization as described in Section 11.04(a)(ii) above, each Unit shall be converted into a proportionate amount of the common stock of the resulting corporation, with such proportion to be determined by applying Section 9.01 to the total number of shares of common stock to be distributed upon conversion (which shares will be valued at their Fair Market Value).

If securities other than or in addition to common stock are issued to Unit holders by the resulting corporation in such Reorganization, each class or series of securities shall be allocated among the holders of Units as provided in this Section 11.04(c).

(d)                                 In connection with any such Reorganization as described in Section 11.04(a)(iii) above, each class of Units shall be converted into the right to receive the same series or class of securities of the corporation and such securities shall be allocated among the Class A Units and Class B Units, and among the holders of Class A Units and Class B Units, in the same manner as shares of common stock are allocated in the event of a Reorganization under Section 11.04(a)(ii) as provided in Section 11.04(c).

(e)                                  In connection with any Reorganization as provided in Section 11.04(a)(ii) or Section 11.04(a)(iii) above, (i) each holder of a particular class of Units shall receive the same form of securities and the same amount of securities per Unit of such class as the other holders of such class of Units and if any holders of a class of Units are given an option as to the form and amount of securities to be received, each holder of such class of Units shall be given the same option and (ii) each holder of Units agrees to the Transfer of its Units in accordance with the terms of conversion or exchange, as applicable, as provided by the Board.  Each holder of Units further agrees that as of the effective date of such conversion or exchange any Unit outstanding thereafter that shall not have been tendered for conversion or exchange shall represent only the right to receive a certificate representing the number of shares of any such corporations as provided in the terms of such conversion or exchange.

(f)                                    If the Board approves an initial Public Offering, each Member shall take all necessary or desirable actions in its capacity as a Member reasonably requested by the Board in connection with the consummation of such Public Offering, including, without limitation, compliance with the requirements of all laws and regulatory bodies that are applicable or that have jurisdiction over such Public Offering.  If such Public Offering is an underwritten offering:

(i)                                     and the managing underwriters advise the Company in writing that in their opinion the Company’s capital structure would adversely affect the marketability of the offering, each Member shall consent to and vote for a recapitalization, reorganization or exchange (each, a “Recapitalization”) of any class of the Company’s equity securities into securities that the managing underwriters and the Board find acceptable and shall take all necessary and desirable actions in its capacity as a Member in connection with the consummation of such Recapitalization; provided that each holder of a class of Units shall receive the same type of security with the same value per Unit as the other holders of such class of Units  (other than differences based upon differences in the amount of yield accrued on such Units since their respective dates of issuance) and shall be subject to the same restrictions on lock-up and transferability unless otherwise agreed to by the Board or the managing underwriters; and

(ii)                                  if requested by the managing underwriters, each of the Members shall execute customary lock-up agreements with respect to their Units and/or any securities received by them in any attendant Reorganization or Recapitalization.

(g)                                 Prior to the consummation of a Public Offering, the Company (or its successor pursuant to a Reorganization) shall enter into a registration rights agreement with the Members containing customary terms and conditions, in form and substance reasonably satisfactory to SW and the DLJ Representative.

(h)                                 The provisions of this Section 11.04 are not intended to and shall not in any way diminish the power and authority of the Board as set forth in Section 11.01 or any other provision of this Agreement.

Section 11.05                          VCOC Fund Management Rights.

(a)                                  In the event that any member of the SW Group is, or in the event that SW transfers any Class A Units to, a fund that is required to satisfy the criteria for being a “venture capital operating company” (as defined by the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations) (the “SW VCOC Fund”), and the aggregate Class A Unit Sharing Percentage of the SW Group is at least 5%, then such SW VCOC Fund shall be entitled to the rights and privileges associated with such Class A Units and shall be entitled to appoint at least one SW Designee to the Board (the “VCOC Manager”).  In the event that a DLJ Member is, or in the event that a DLJ Member transfers any Class A Units to, a fund that is required to satisfy the criteria for being a “venture capital operating company” (as defined by the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations) (including DLJ Merchant Banking Partners III, L.P., the “DLJ VCOC Fund”), and the aggregate Class A Unit Sharing Percentage of the DLJ Group is at least 5%, then such DLJ VCOC Fund shall be entitled to the rights and privileges provided in Section 11.02(a) to appoint at least one DLJ Designee to the Board (the “DLJ VCOC Manager”).

(b)                                 Each of the Members and the Company agrees to take any and all actions reasonably necessary and appropriate (whether by vote or consent or otherwise) to cause the election or appointment of each VCOC Manager to the Board.  In addition, in the event of the establishment of any committee of the Board, each VCOC Fund shall have the right to have its

VCOC Manager also appointed to such committee, unless prohibited by applicable law or the policy of any self-regulatory organization to which the Company is subject.

(c)           The Board and the Members agree not to amend this Agreement to modify or eliminate the right of a VCOC Fund to appoint at least one Manager to the Board pursuant to Section 11.05(a) without the written consent of such VCOC Fund, whose consent may be given or withheld in such VCOC Fund’s sole discretion.

(d)           Any VCOC Manager may only be removed by the VCOC Fund that appointed such VCOC Manager (and such removals may be undertaken by such VCOC Fund at any time for any reason, with or without cause, or for no reason).

(e)           Upon the resignation or removal hereunder of a VCOC Manager, a successor VCOC Manager will be nominated by the VCOC Fund that appointed such VCOC Manager and such nominee will become the successor VCOC Manager.

(f)            If the Company shall at any time establish a majority-owned subsidiary, the Company shall use its commercially reasonable efforts to cause each VCOC Fund to have the rights with respect to the appointment of an observer to the board of directors (or similar governing body) of such subsidiary that are substantially the same, as nearly as practicable, to the rights of such VCOC Fund contained in this Section 11.05.

Section 11.06         Access to Information by the VCOC Funds.

(a)           Each VCOC Fund has the right to request and obtain from the Company the delivery of copies of the books and records of the Company (and each of its direct or indirect subsidiaries), including financial data (including projections) and operating data covering the business operations and financial performance of the Company (and its direct or indirect subsidiaries).

(b)           Each VCOC Fund will have the reasonable right (i) to consult from time to time with the Officers, the Board, and the supervisors or independent accountants of the Company (and its direct or indirect subsidiaries) at their respective place of business regarding operating and financial matters, and (ii) to visit and inspect any of the properties of the Company (and any of its direct or indirect subsidiaries), so long as the exercise of such rights does not interfere with the operations or business of the Company.

(c)           Subject to Section 11.06(d), any provision of this Section 11.06 may be amended by the Company and a VCOC Fund for purposes of preserving the qualification of a VCOC Fund as a “venture capital operating company” (as defined by the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations) (a “VCOC”), or otherwise to ensure that the assets of a VCOC Fund are not considered “plan assets”, for purposes of ERISA and the regulations thereunder and interpretations thereof promulgated by the Department of Labor, as in effect from time to time, of the benefit plan investors in a VCOC Fund, by an agreement in writing which indicates that it is intended to be an amendment, executed by the Company and a VCOC Fund or its nominee, and no consent or agreement of any other party hereto will be required.

(d)           The Company agrees that if a VCOC Fund notifies the Company in writing that the provisions of this Section 11.06 should be amended to preserve the qualification of a VCOC Fund as a VCOC, or otherwise to ensure that the assets of a VCOC Fund are not considered “plan assets” for purposes of ERISA of the benefit plan investors in a VCOC Fund, the Company will consent to proposed amendments that provide such VCOC Fund with such other rights which such VCOC Fund and the Company agree are reasonably necessary under applicable legal authority to qualify such VCOC Fund’s investment in the Company as a “venture capital investment” (as defined in the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations).

Section 11.07         Officers.  The Board may appoint such officers of the Company as the Board may deem necessary or advisable to manage the day-to-day business affairs of the Company (collectively, the “Officers”).  To the extent authorized by the Board, any Officer may act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company.  Unless otherwise provided by the Board, the appointment of an Officer shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Officer.  The initial Officers of the Company are set forth on Exhibit C hereto.  The Executive Management Team and any Officers of the Company are required to promptly notify the Board of any material occurrences or incidents relating to the Company’s business or operations.  The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation under the laws of the State of Delaware.

Section 11.08         Protective Provisions.  Notwithstanding anything herein to the contrary, neither the Company, the Board nor any of the Company’s subsidiaries may take the following actions without the prior written approval of SW at any time that the aggregate Class A Unit Sharing Percentage of the SW Group is at least 30%:

(a)           altering or changing the rights, preferences or privileges of the Class A Units;

(b)           altering or changing the rights, preferences or privileges of the Class B Units;

(c)           issuing any equity, including without limitation, Class A Units or debt securities;

(d)           increasing the SW Commitment Amount, other than as contemplated by Section 7.02(b);

(e)           issuing a call for additional Capital Contributions from the SW Remaining Commitment Amount, other than as expressly authorized in an annual budget proposed by the Executive Management Team and approved by the Board;

(f)            changing the business of the Company or entering into a new line of business;

(g)           except as contemplated by Section 7.02, creating any additional Class A Units or any other class or series of equity securities on parity with or having preference over the Class A Units, with respect to distributions, upon liquidation or otherwise;

(h)           effecting a Liquidation Event;

(i)            incurring, guaranteeing or assuming of indebtedness by the Company or any of its subsidiaries other than as contemplated in any approved budget;

(j)            hiring any individuals to become, or to replace, a member of the Executive Management Team;

(k)           entering into, modifying or terminating any hedging contracts;

(l)            adopting or materially modifying of any budget;

(m)          changing the Company’s independent auditor or independent reserve engineers;

(n)           filing bankruptcy on behalf of the Company;

(o)           acquiring assets by purchase, exchange or trade, or divesting properties or assets, in each case other than as expressly contemplated by an approved budget;

(p)           commencing, settling or electing not to defend any material litigation or confessing a material judgment against the Company;

(q)           entering into material contracts or other material business arrangements between the Company or any of it subsidiaries and any Member or Affiliate of a Member, or terminating, canceling, materially amending or modifying any such contracts or amendments;

(r)            establishing material reserves for the Company other than for identified, non-contingent current liabilities, or as otherwise required by any lender or as contemplated in an approved budget;

(s)           effecting a Public Offering;

(t)            effecting a Reorganization;

(u)           making any elections required of or for the benefit of the Company under the Code, other than as otherwise expressly permitted in this Agreement;

(v)           changing the name of the Company;

(w)          effecting any merger, consolidation or other similar business combination of the Company or any subsidiary of the Company or any sale of all or substantially all of the Company’s or any of its subsidiary’s assets; and

(x)            designating an additional Covered Executive.

In addition, (x) the actions set forth in Section 11.08(b), (f) and (q) shall at all times require the prior written consent of the Class B Majority and (y) the actions set forth in Section 11.08(a), (d), (g),  (q) and (x) shall at all times require the prior written consent of the DLJ Representative and the SW Representative.

Section 11.09         Annual Monitoring Fee.  The Company shall pay to each Investor other than any DLJ Member (or such other entity designated by such Investor) the Annual Monitoring Fee with respect to such Investor, which Annual Monitoring Fee shall be treated and paid as contemplated in the definition thereof.  The Company shall pay to the DLJ Representative (or such other entity designated by the DLJ Representative) the Annual Monitoring Fee with respect to each DLJ Member, which Annual Monitoring Fee shall be paid as contemplated in the definition thereof.

Section 11.10         Budget.

(a)           The Initial Budget has been approved by the Board and SW.  The Initial Budget may be amended only with the approval of the Board and SW.

(b)           The Board will meet on a semi-annual basis to review and consider any amendments to the then current budget and to review any annual budget proposed by the Executive Management Team for the next Fiscal Year.

Section 11.11         Certain Expenses.

(a)           The Company shall reimburse the SW Group, the DLJ Group and the Executive Management Team for reasonable out-of-pocket expenses, including, but not limited to, legal fees and due diligence expenses, related or associated with their investment in the Company and the Merger, including, but not limited to, the formation of the Company and the negotiation and preparation of this Agreement, the Contribution Agreement, the Merger Agreement and the Proxy Statement and Company Schedule 13e-3 (each as defined in the Merger Agreement), and all ancillary agreements thereto.

(b)           Each member of the SW Group, the DLJ Group and the Executive Management Team shall be entitled to reimbursement from the Company for any reasonable out-of-pocket expenses incurred in connection with, or related to, the Company business.

ARTICLE XII

INDEMNIFICATION

Section 12.01         Power to Indemnify in Actions, Suits or Proceedings.  Subject to Section 12.03, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Member, Officer or Manager of the Company, or is or was serving at the request of the Company as a member, officer, manager or director of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (each, an “Indemnitee”), against any and all losses, claims, expenses (including attorneys’ fees), costs, liabilities, damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding; provided, that such Person shall not be indemnified by the Company for any acts or omissions by such Person that constitute bad faith, fraud, willful or intentional misconduct, criminal wrongdoing or gross negligence or, in the case of an Officer, breach of such Person’s duties pursuant to Section 11.07.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Person’s act or omission was not in accordance with the previous standard unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person’s act or omission was not in accordance with the previous standard.  Any indemnification provided hereunder will be satisfied solely out of the assets of the Company, as an expense of the Company.  No Member will be subject to personal liability by reason of these indemnification provisions.

Section 12.02         Authorization of Indemnification.  Any indemnification under this Article XII (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Person has met the applicable standard of conduct set forth in Section 12.01.  Such determination shall be made by a vote, which shall not be unreasonably withheld, of a majority in number of the members of the Board (excluding any such Person who is seeking indemnification at issue).  To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 12.01, or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith, without the necessity of authorization in the specific case.

Section 12.03         Expenses Payable in Advance.  Expenses incurred by an Indemnitee in defending or investigating a threatened or pending action, suit or proceeding for which indemnification may be available under Section 12.01 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized by this Article XII; provided that the Company shall not be obligated to pay in advance any such expenses of an Indemnitee in connection with a proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Board.

Section 12.04         Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, vote of Members or Managers or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the Persons specified in Section 12.01 shall be made to the fullest extent permitted by law.  The provisions of this Article XII shall not be deemed to preclude the indemnification of any Person who is not specified in Section 12.01, but whom the Company has the power or obligation to indemnify under the provisions of the DLLCA or otherwise.

Section 12.05         Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such a Person.  Any modification, amendment or repeal of this Article XII shall be prospective only and shall not in any way affect the limitations on liability of the Indemnitees, or terminate, reduce or impair the right of any past, present or future Indemnitees, under and in accordance with this Article XII as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 12.06         Limitation on Indemnification.  Notwithstanding anything contained in this Article XII to the contrary, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any Indemnitee in connection with a proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Board.

Section 12.07         Indemnification of Employees and Agents.  The Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and the advancement of expenses to employees and agents of the Company similar to those conferred in this Article XII to Indemnitees.

Section 12.08         Severability.  The provisions of this Article XII are intended to comply with the DLLCA.  To the extent that any provision of this Article XII authorizes or requires indemnification or the advancement of expenses contrary to the DLLCA or the Certificate, the Company’s power to indemnify or advance expenses under such provision shall be limited to that permitted by the DLLCA and the Certificate and any limitation required by the DLLCA or the Certificate shall not affect the validity of any other provision of this Article XII.

Section 12.09         Exculpation.  No Indemnitee will be liable to the Company or to any Member for any act or failure to act if he, she or it acted in good faith.  The Members, Officers and Managers of the Company will not be liable to the Company or to any Member for such Person’s good faith reliance on the provisions of this Agreement.  The Board may exercise any of the powers granted to it by this Agreement and perform its duties either directly or through its agents and it shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

Section 12.10         Confidentiality.  Each Member agrees that all non-public information received from or otherwise relating to, the Company, the Investor Group, or any third party who has entrusted the Company with confidential information with the expectation that such information will be kept confidential, is confidential and will not be (i) disclosed or otherwise released to any other Person (other than another party hereto for a valid business purpose) or (ii) used for anything other than as necessary and appropriate in carrying out the business of the Company.  The obligations of the parties hereunder do not preclude members of the Investor Group from disclosing information to their respective beneficial owners or representatives or as they may reasonably deem to be appropriate in connection with fundraising efforts.  The restrictions set forth herein do not apply to (i) information that is or becomes generally available to the public without breach of this Section 12.10 or any Employment Agreement or other agreement between such Member and the Company or (ii) any disclosures required by applicable law, so long as (x) the Person subject to such disclosure obligations provides prior written notice (to the extent reasonably practicable) to the Company stating the basis upon which the disclosure is asserted to be required, and (y) the Person subject to such disclosure obligations takes all reasonable steps to oppose or mitigate any such disclosure, provided that the Company shall reimburse such person for all reasonable expenses related to such steps taken to oppose or mitigate any such disclosure.

Section 12.11         Non-Disparagement.  Each Class A Member, each Class B Member and each member of the Executive Management Team agrees that, in communications with Persons other than the Members and the Company (and its and their respective Affiliates, employees, members and partners or employees of Affiliates of Members or the Company), he, she or it shall not knowingly and intentionally disparage the Company, its subsidiaries, each other Member (in its capacity as a Member) or the Executive Management Team.  Under no circumstances shall any Class A Member, Class B Member or member of the Executive Management Team, in communications with Persons other than the Members and the Company (and its and their respective Affiliates, employees, members and partners or employees of Affiliates of Members or the Company), knowingly and intentionally disparage any business practice, policy, statement, valuation or report that is made, conducted or published by the Company, any other Member (and their Affiliates, members and partners) or the Executive Management Team.  Notwithstanding the foregoing, this Section 12.11 shall not be construed to prohibit or restrain any communication or other statements made, directly or indirectly, in communications exclusively between or among any of the Members, the Company, any of its or their respective Affiliates, members, partners, directors, employees, attorneys, auditors, advisors or other representatives to the extent such communications or statements are made in the ordinary course of business or any communications or statements required by applicable law or listing application of any securities exchange.  The obligations of each Class A Member, Class B Member and member of the Executive Management Team under this Section 12.11 shall continue after the date such Person ceases to be a Member until the first anniversary of the Member’s cessation as a Member of the Company.

Section 12.12         Fund Indemnitors.  The Company hereby acknowledges that certain Indemnitees that are members of the Investor Group (the “Fund Indemnitees”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by certain of their affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Fund Indemnitees are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Fund Indemnitees is secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Fund Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and the applicable Fund Indemnitee), without regard to any rights the Fund Indemnitees may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund

Indemnitors on behalf of a Fund Indemnitee with respect to any claim for which such Fund Indemnitee has sought indemnification from the Company shall affect the foregoing and the applicable Fund Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Indemnitee against the Company.  The Company and Fund Indemnitees agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 12.12.

ARTICLE XIII

TRANSFER OF UNITS

Section 13.01         Drag Along Rights.

(a)           Applicability.  Subject to Section 13.01(e), in connection with any Transfer by SW (a “Selling Member”) of Units representing more than 50% of the Class A Units then held by SW (a “Significant Sale”), the Selling Member shall have the right to require each non-selling Member (each, a “Co-Seller”) to Transfer, and each Co-Seller shall be required to Transfer, the same portion as SW, which portion shall equal the number of Units of each Class held by each Co-Seller multiplied by a fraction the numerator of which is equal to the number of Class A Units being transferred by SW in the Significant Sale and the denominator of which is equal to the total number of Class A Units held by SW immediately prior to the Significant Sale, such Units to be Transferred free and clear of all Liens, provided, however, that if all Co-Sellers are not required by the Selling Member to Transfer all of their Units in any Significant Sale, then any Units required to be Transferred by the Co-Sellers pursuant to such Significant Sale shall be allocated pro rata among the Co-Sellers holding each class or series of Units included in such Significant Sale based on the relative Membership Interest of such Co-Sellers in such class or series.

(b)           All Units Transferred by Members pursuant to this Section 13.01 shall be treated identically with the Units being sold by the Selling Member in all respects; provided, however, that (i) the aggregate consideration to be paid shall be allocated as provided in Section 13.01(c) and (ii) such Co-Seller shall not be required to assume or incur any liability in excess of the proceeds to be distributed to such Co-Seller in connection with such Transfer.

(c)           In any Significant Sale in which Co-Sellers participate, all Units held by Members participating in such Significant Sale shall be allocated a proportionate amount of the aggregate consideration to be paid by the acquiring party, with such proportions to be determined based on the sum of (A) the cash included in such consideration and (B) the Fair Market Value of any non-cash property included in such consideration, multiplied by a fraction, the numerator of which is the amount that would be distributable to such Units by applying Section 9.01 to a Distributable Property amount equal to the Significant Sale Value and the denominator of which is the Significant Sale Value.

(d)           Notice of Significant Sale.  The Selling Member shall give the Board written notice of a proposed Significant Sale as soon as practicable after the terms of such sale are initially agreed upon (i.e. upon the execution of a letter of intent or term sheet), regardless of whether such agreement is binding, non-binding, oral or written.  The Selling Member shall give each Co-Seller at least ten (10) days prior written notice of any Significant Sale as to which the Selling Member intends to exercise its rights under this Section 13.01.  If a Selling Member elects to exercise its rights under this Section 13.01, each Co-Seller shall take such actions in its capacity as a Member as may be reasonably required and otherwise cooperate in good faith with the Selling Member in connection with consummating the Significant Sale (including, without limitation, the voting of any Units to approve such Significant Sale).  At the closing of such Significant Sale, each Co-Seller shall deliver any certificates for all Units to be sold by such Co-Seller, duly endorsed for transfer to the purchaser against payment of the appropriate purchase price.

(e)           SW shall not be entitled to exercise its rights under this Section 13.01 at any time that the aggregate Class A Unit Sharing Percentage of SW is less than 50%.

Section 13.02         Tag Along Rights.

(a)           Subject to Section 13.02(c), if SW desires to effect a Transfer of any Units (a “Tag Sale”) and it does not elect to exercise its rights under Section 13.01 hereof to require each Co-Seller to Transfer all of their Units or a portion of their Units, then at least ten (10) Business Days prior to the closing of such Tag Sale, SW shall make a written offer (the “Participation Offer”) to each Co-Seller holding Class A Units to include in the proposed Tag Sale a portion of each Co-Seller’s Class A Units that represents the same percentage of such Co-Seller’s total number of Class A Units as the Class A Units being sold by SW represents of SW’s total number of Class A Units; provided, however, that, if the consideration to be received by SW includes any securities, then, unless SW and the transferee both reasonably determine in good faith that an exemption is otherwise available under the Securities Act and all applicable state securities laws for such transaction, each Co-Seller that does not qualify as an Accredited Investor (without regard to Rule 501(a)(4)) may be required, at the request of the SW Group, to (i) appoint a Purchaser Representative in accordance with the terms of Section 11.03(c) in order to participate in such Transfer or (ii) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the Fair Market Value of such securities.  The Class A Units of any Co-Seller sold in any Tag Sale shall entitle such Co-Seller to receive the amount which such Co-Seller would receive if Section 9.01 of this Agreement were applied to the Tag Sale Value for a particular Tag Sale, and, as a result of such application, amounts would be distributed to the holders of Units pursuant to Section 9.01 of this Agreement.

(b)           The Participation Offer shall describe the terms and conditions of the proposed Tag Sale (including the number of Units to be sold) and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, (ii) each Co-Seller’s execution and delivery of all agreements and other documents as SW is required to execute and deliver in connection with such Tag Sale, (iii) SW and each Co-Seller making such representations, warranties and covenants (including related indemnity provisions) and entering into such definitive agreements as are customary for transactions of the nature of the proposed Tag Sale; provided that (A) any such indemnification or similar obligations will be apportioned pro rata among SW and the Co-Sellers (based on the aggregate consideration to be received in respect of its Units included in the Tag Sale), other than with respect to representations and indemnities concerning SW’s and each Co-Seller’s title to its Class A Units and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement, which shall be given by SW and each Co-Seller solely with respect to itself and on a several basis and (B) no Member in its capacity as such shall be required to provide representations or warranties that are broader than those provided by SW, (iv) each Co-Seller benefiting from all of the same provisions of the definitive agreements as SW and being required to bear its proportionate share of any escrows, holdbacks, earnouts and adjustments in purchase price and (v) no Co-Seller being required to assume or incur any liability in excess of the proceeds to be distributed to such Co-Seller in connection with such Tag Sale.  If any Co-Seller shall accept the Participation Offer by written notice to SW within five (5) Business Days after the date on which such Co-Seller receives the Participation Offer, SW shall reduce, to the extent necessary, the number of Class A Units it otherwise would have sold in the proposed Transfer so as to permit those Co-Sellers who have accepted the Participation Offer to sell the percentage of their Units that they are entitled to sell under Section 13.02(a) and SW and such Co-Sellers shall Transfer the number of Units specified in the Participation Offer to the proposed transferee in accordance with the terms of such Transfer as set forth in the Participation Offer.

(c)           Notwithstanding anything in the foregoing to the contrary, if Section 9.01 were applied to a Distributable Property amount equal to the Tag Sale Value for a particular Tag Sale, and, as a result of such application, amounts would be distributed to the holders of Class B Units pursuant to Section 9.01 (such amount that would be distributed pursuant to Section 9.01 with respect to all of the Class B Units, the “Class B Tag Sale Value”), then holders of Class B Units may participate in any Tag Sale with respect to such Class B Units in accordance with this Section 13.02(c).  In the event any holder of Class B Units shall elect to transfer its applicable Units in connection with any Participation Offer, for purposes of Section 13.02(a), such holder of Class B Units shall be entitled to include a portion of such holder’s Class B Units that represents the same percentage of such holder’s total Class B Units as the Class A Units being sold by SW represents of SW’s total number of Class A Units (provided that the proviso in Section 13.02(a) shall apply), and Sections 13.02(a) and 13.02(b) shall apply to the holder of the Class B Units, with such holder being a “Co-Seller.”  The holder of Class B Units shall be entitled to receive, in exchange for the Transfer of such portion of its Class B Units in the Tag Sale, an amount equal to its proportionate share of the Class B Tag Sale Value based on a fraction, the numerator of which is equal to the number of Class B Units being sold by such Class B Member in the Tag Sale and the denominator of which is equal to the total number of Class B Units outstanding at the time of the Tag Sale.

Section 13.03         Certain Events Not Deemed Transfers.  In no event shall any exchange, reclassification, or other conversion of Units into any cash, securities, or other property pursuant to a merger or consolidation of the Company with, or any sale or transfer by the Company of all or substantially all its assets to, any Person constitute a Significant Sale or Tag Sale by the SW Group for purposes of Section 13.01 or Section 13.02.  In addition, Section 13.01 and Section 13.02 hereof shall not apply to any Transfer, sale or disposition of Units solely among investment vehicles organized and controlled by the SW Group (excluding portfolio companies of funds affiliated with the SW Group).

Section 13.04         Transfer and Exchange.  When Units are presented to the Company with a request to register the Transfer of such Units or to exchange such Units for Units of other authorized denominations, the Company shall register the Transfer or make the exchange as requested if the requirements of this Agreement for such transaction are met; provided, however, that the Units surrendered for Transfer or exchange shall be duly endorsed or accompanied by a written instrument of Transfer in form satisfactory to the Company, duly executed by the holder thereof or its attorney and duly authorized in writing.  No service charge shall be made for any registration of Transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Section 13.05         Replacement Securities.  If a mutilated Unit is surrendered to the Company or if the Member claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Unit has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Unit if the Company’s requirements are met.  If required by the Company, such Member must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company against any loss which may be suffered. The Company may charge such Member for its reasonable out-of-pocket expenses in replacing a Unit which has been mutilated, lost, destroyed or wrongfully taken.

Section 13.06         Vesting Terms; Resale Obligations.

(a)           General.  Unless otherwise provided in a restricted unit, employment or similar agreement between the Company and a Class B Member, all assignees and transferees (including spouses and former spouses) of holders of Class B Units shall be subject to this Section 13.06 regardless of the fact that any such assignee or transferee is not an employee of the Company, (i.e., if the employment of any Class B Member who assigned or transferred the Class B Units to such assignee or transferee is terminated, Section 13.06 shall apply to such Class B Units regardless of their ownership).

(b)           Vesting Schedule.  The Class B Units held by a Class B Member shall “vest” for purposes of Section 13.06(c) (i) 25% as of the date of grant and (ii) annually thereafter in equal portions on the first, second and third anniversary of the date of grant.  Unvested Class B Units shall fully vest upon a Liquidation Event.  Additionally, unvested Class B Units shall fully vest upon a termination of such Class B Member without Good Cause or the termination by such Class B Member for Good Reason.

(c)           Class B Unit Resale Obligations.

(i)            If a Class B Member’s employment is terminated by the Company other than for Good Cause, if a Class B Member resigns or if a Class B Member’s employment is terminated due to death or Disability (any such Person, a “Terminated Member”), the Company will have the right to repurchase, for cash, promptly, but in no case more than 120 Business Days, after the termination date (the “Company Class B Repurchase Period”), any or all of the vested Class B Units held by such Terminated Member at a price equal to the Fair Market Value of such Units.  If the Company either affirmatively elects not to exercise such repurchase right or the Company has failed to exercise such repurchase right prior to the end of the Company Class B Repurchase Period, the SW Group or any of its respective Affiliates will be entitled to exercise such repurchase right on the same terms within 120 Business Days of receiving notice of either the Company’s election not to repurchase or the expiration of the Company Class B

Repurchase Period.  All unvested Class B Units held by such Terminated Member shall automatically be cancelled and of no further economic effect without further action on the part of the Company or the Class B Member.

(ii)           All Class B Units which are repurchased by, or forfeited to, the Company pursuant to this Section 13.06(c) shall become Class B Company Units and the same shall be noted on Exhibit B.

(iii)          Notwithstanding any other provision of this Agreement, if a Class B Member’s employment with the Company is terminated and the Board determines that Good Cause exists or existed on, prior to, or after such termination (including by virtue of a material breach of an obligation to the Company under this Agreement or any Employment Agreement after such termination) (A) the number of Class B Units owned by such Member which have vested shall be reduced to zero and all unvested Class B Units shall automatically be cancelled and of no further economic effect without further action on the part of the Company or such employee and (B) to the extent that the Company has previously repurchased any Class B Units of such Member, all consideration for such Class B Units previously paid by the Company must be returned to the Company.

(d)           Section 13.07   Assignment.  The rights of the Company and the SW Group under this Article XIII may be assigned or transferred in whole or in part by the Company or the SW Group (in the case of the SW Group, to any transferee of Class A Units that will have a Class A Unit Sharing Percentage of at least 30% after giving effect to such Transfer) without any consent or other action on the part of any other party hereto.

ARTICLE XIV

LIMITATIONS ON TRANSFERS

Section 14.01         Restrictions on Transfer.

(a)           Except as otherwise contemplated by Section 11.03 and Section 11.04, the Units shall not be transferred or otherwise conveyed, assigned or hypothecated before satisfaction of (a) the conditions specified in this Section 14.01, (b) if applicable, Article XIII hereof and (c) consent of the Board, which consent shall be determined by the Board in its discretion after considering the request for consent in good faith and without unreasonable delay.  Any purported Transfer in violation of this Article XIV and/or, if applicable, Article XIII hereof shall be void ab initio and of no force or effect.  Other than Transfers pursuant to Article XIII hereof, each Member will cause any proposed transferee of any Unit to agree in writing, in an instrument in form and substance reasonably satisfactory to the Company, to take and hold such securities subject to the provisions and upon conditions specified in this Agreement.  No Person shall make or suffer any Transfer of its, his or her Units if such Transfer would (i) cause the Company or any Member to become subject to regulation under either the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, or (ii) violate the registration provisions of the Securities Act or the registration or qualification provisions of any applicable securities law or (iii) cause the Company to be treated as a corporation for U.S.

federal income tax purposes.  Notwithstanding anything to the contrary herein, SW may effect Transfers to and among SW Group members and DLJ Group members may effect Transfers to and among other DLJ Group members or any Affiliates thereof, in each case at any time without consent of the Board and, upon signing an adoption or similar joinder agreement, such SW Group members, DLJ Group members or Affiliates, as applicable, will become Members of the Company.

(b)           Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Member shall participate in the establishment of a secondary market for Units (or any other equity interests in the Company) or the substantial equivalent of such a secondary market, as defined in Treasury Regulations Section 1.7704-1(c) or the inclusion of Units (or any other equity interests in the Company) on such a market or on an established securities market as defined in Treasury Regulations Section 1.7704-1(b), nor shall the Company recognize any Transfer of Units (or of any other equity interests in the Company) made on any of the foregoing markets by admitting the purported transferee as a Member or otherwise recognizing the rights of the purported transferee.

Section 14.02         Restrictive Legends.

(a)           Securities Act Legend.  Each Unit held by a Member, and each Unit issued to any subsequent transferee of such Unit, if certificated, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

(b)           Other Legends.  Each Unit issued to each Member or to a subsequent transferee, if certificated, shall include a legend in substantially the following form:

THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF POWDER HOLDINGS, LLC DATED EFFECTIVE AS OF [              ], 2010.  A COPY OF WHICH MAY BE OBTAINED FROM POWDER HOLDINGS, LLC AT ITS PRINCIPAL EXECUTIVE OFFICES.

Section 14.03         Spouses.

(a)           As a condition to becoming or remaining a Class B Member, each Class B Member that is an individual and is or becomes married, shall cause his or her spouse to execute an agreement in the form of Exhibit D hereof.  If an existing Class B Member fails to have his or her spouse execute such agreement, the Class B Member shall thereafter lose all of his or her rights hereunder except for the rights of a mere assignee and the Board shall thereafter have all voting rights with respect to his or her interest.

(b)           Any Class B Units held by an individual who has failed to get his or her spouse to execute an agreement in the form of Exhibit D and any Class B Units held by a Person who is an assignee shall be subject to the option of the Company or the SW Group or any of their respective Affiliates to acquire all of such Class B Units for the Fair Market Value of the vested Class B Units, as determined in accordance with Section 13.06(c)(iii).

(c)           In the event of a property settlement or separation agreement between a Class B Member and his or her spouse, such Class B Member shall use his best efforts to assign to his spouse only the right to share in profits and losses, to receive distributions, and to receive allocations of income, gain, loss, deduction or credit or similar item to which the Class B Member was entitled, to the extent assigned.

(d)           If a spouse or former spouse of a Class B Member acquires a Class B Unit in the Company without the prior approval of the Board, such spouse or former spouse hereby grants, as evidenced by Exhibit D, an irrevocable power of attorney (which shall be coupled with an interest) to the original Class B Member who held such Class B Units to vote or to give or withhold such approval as such original Class B Member shall himself or herself vote or approve with respect to such matter and without the necessity of the taking of any action by any such spouse or former spouse.  Such power of attorney shall not be affected by the subsequent disability or incapacity of the spouse or former spouse granting such power of attorney.  Furthermore, such spouse or former spouse agrees that the original Class B Member shall have the option at any time to purchase all of such Class B Units for the Fair Market Value of the vested Class B Units, as determined pursuant to Section 13.06(c)(iii), with such amount being payable as set forth in Section 13.06(c)(vii).

Section 14.04         Termination of Certain Restrictions.  Notwithstanding the foregoing provisions of this Article XIV, the legend requirements of Section 14.02(a) shall terminate as to any Unit (a) when and so long as such Unit shall have been effectively registered under the Securities Act and disposed of pursuant thereto or disposed of pursuant to the provisions of Rule 144 thereof or (b) when the Company shall have received an opinion of counsel (or such other evidence) reasonably satisfactory to it that such Unit may be transferred without registration thereof under the Securities Act and that such legend may be removed.  Whenever the restrictions imposed by Section 14.02(a) shall terminate as to any Unit, the holder thereof shall be entitled to receive from the Company, at the Company’s expense, a new Unit not bearing the restrictive legend set forth in Section 14.02(a).

ARTICLE XV

ISSUANCE OF ADDITIONAL UNITS

Section 15.01         Issuance of Additional Units.

(a)           Subject to the provisions of Section 4.01, Section 11.08 and Section 15.01(b), the Board is hereby authorized to cause the Company from time to time to issue to any Person or Persons additional Units in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as shall be determined by the Board in its sole and absolute discretion and without the approval of any of the Members, including, but not limited to, (a) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Units, (b) the right of each such class or series of Units to share in Company distributions, (c) the rights of each such class or series of Units upon dissolution and liquidation of the Company, (d) the price at and the terms and conditions on which such class or series of Units may be redeemed by the Company, if such Units are redeemable by the Company, (e) the rate at and the terms and conditions on which such class or series of Units may be converted into any other class or series of Units, if any class or series of Units are issued with the privilege of conversion, and (f) the right of such class or series of Units to vote on matters relating to the relative rights and preferences of such class or other matters.  Upon the issuance of any class or series of Units in accordance with Section 4.01 and Section 11.08, the Board may amend any provision of this Agreement and may add any new provision to this Agreement, and execute, swear to, acknowledge, deliver, file and record an amended Certificate of Formation and whatever other documents may be required in connection therewith, as shall be necessary or desirable to reflect the issuance of such class or series of Units and the relative rights and preferences of such class or series of Units as to the matters set forth in the preceding sentence.  The Board is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance to reflect the issuance of the Units and the admission of any Member acquiring the Units, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange on which the Units or other such security is listed for trading.

(b)           Notwithstanding anything in this Agreement to the contrary, the Company shall be authorized to issue up to 4,000,000 Class B Units.

Section 15.02         Preemptive Rights.

(a)           Class A Preemptive Rights.  Each Class A Member shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to issue and sell after the date hereof, other than the Equity Securities excluded by Section 15.02(d) and Equity Securities issued in connection with the SW Commitment Amount, which shall be governed by Section 7.02. Each Class A Member’s pro rata share is equal to its Class A Unit Sharing Percentage.  The term “Equity Securities” shall mean (i) any Unit, (ii) any security convertible into or exchangeable for, with or without consideration, any Unit (including any option to purchase such a convertible or exchangeable security), (iii) any security carrying any option, warrant or other right to subscribe to or purchase any Unit or (iv) any such option, warrant or other right.

(b)           Exercise of Class A Preemptive Rights.  If the Company proposes to issue any Equity Securities (other than Equity Securities excluded by Section 15.02(d) and Equity Securities issued in connection with the SW Commitment Amount, which shall be governed by Section 7.02), the Company shall give each Class A Member written notice of its intention, describing the Equity Securities, the price and terms and conditions upon which such Equity Securities are to be issued and/or sold.  Each Class A Member shall have fifteen (15) days from the giving of such notice (the “Class A Option Period”) to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Class A Member who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

(c)           Transfer of Preemptive Rights.  The preemptive rights of each Class A Member under this Section 15.02 may not be Transferred, except that such rights are assignable (i) by SW to any member of the SW Group and (ii) by any DLJ Member to any other member of the DLJ Group.

(d)           Excluded Securities.  The preemptive rights established by this Section 15.02 shall have no application to any of the following Equity Securities:

(i)            Class B Units;

(ii)           any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

(iii)          any Equity Securities issued in connection with any split, dividend or recapitalization by the Company;

(iv)          any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution;

(v)           any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

(vi)          any Equity Securities issued as payment of an Annual Monitoring Fee or Funding Fee.

ARTICLE XVI

DISSOLUTION AND LIQUIDATION

Section 16.01         Dissolution.  The Company shall be dissolved upon the determination of the Board.

Section 16.02         Effect of Dissolution.  Upon dissolution, the Company shall cease carrying on its business but shall not terminate until the winding up of the affairs of the Company is completed, the assets of the Company shall have been distributed as provided below and a certificate of cancellation of the Company under the DLLCA has been filed with the Secretary of State of the State of Delaware.

Section 16.03         Liquidation Upon Dissolution.  Upon the dissolution of the Company, sole and plenary authority to effectuate the liquidation of the assets of the Company shall be vested in the Board, who shall have full power and authority to sell, assign and encumber any and all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.  The proceeds of liquidation of the assets of the Company distributable upon a dissolution and winding up of the Company shall be applied in the following order of priority:

(a)           first, to the creditors of the Company, including creditors who are Members and Affiliates of Members, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the Company (of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

(b)           thereafter, to the Members in accordance with Article IX.  If the foregoing distributions to the Members do not equal the Members’ respective positive Capital Account balances as determined after giving effect to the foregoing adjustments and to all adjustments attributable to allocations of Profits and Losses (or any items thereof) during the taxable year in question and all adjustments attributable to contributions and distributions of money and property effected prior to such distribution, then the allocations of Profits and Losses (or any items thereof) provided for in this Agreement shall be adjusted, including by the filing of amended tax returns to the extent necessary and possible, to the least extent necessary to produce a Capital Account balance for each Member which corresponds to the amount of the distribution to such Member.

Section 16.04         Negative Capital Accounts.  No Member shall be liable to the Company or to any other Member for any negative balance outstanding in each such Member’s Capital Account, whether such negative Capital Account results from the allocation of Losses or other items of deduction and loss to such Member or from distributions to such Member, and such Member shall not have any obligation to make any contribution to the capital of the Company with respect to such deficit and such deficit shall not be considered a debt owed to the Company or, except as required by the DLLCA, to any other Person for any purpose whatsoever.

Section 16.05         Winding Up and Certificate of Cancellation.  The winding up of the Company shall be completed when all of its debts, liabilities, and obligations have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members.  Upon the completion of the winding up of the Company, a certificate of cancellation of the Company shall be filed with the Secretary of State of the State of Delaware.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

Section 17.01         Notices.  All notices provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given or served by (a) depositing the same in the United States mail addressed to the party to be notified, postage prepaid and certified with return receipt requested, (b) depositing the same with a national overnight delivery service company which tracks deliveries, addressed to the party to be notified, with all charges paid and proof of receipt requested, (c) by delivering such notice in person to such party, or (d) by facsimile.  All notices are to be sent to or made at the addresses set forth in Exhibit A or Exhibit B attached hereto, as applicable.  All notices given in accordance with this Agreement shall be effective upon delivery at the address of the addressee.  Each Member shall have the right from time to time to change his, her or its address by written notice to the other Member(s).

Section 17.02         Governing Law.  This Agreement and the obligations of the Members hereunder shall be construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle which might refer such construction to the laws of another state or country.

Section 17.03         Dispute Resolution.  If a dispute between the Members that arises out of or relates to this Agreement, or the breach of this Agreement, and if the dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation, to be held in Houston, Texas, under the Commercial Mediation Rules of the AAA, before resorting to litigation.  Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or breach of this Agreement shall be submitted to arbitration in accordance with Section 17.04.

Section 17.04         Arbitration.  The parties acknowledge that the expeditious and equitable settlement of disputes arising under this Agreement is to their mutual advantage.  To that end, the parties agree to use their best efforts to resolve all differences of opinion and to settle all disputes through joint cooperation and consultation.  Any dispute, alleged breach, interpretation, challenge or disagreement whatsoever between or among any of the parties hereto with respect to the interpretation of, or relating to any alleged breach of, this Agreement (or any other agreement contemplated hereby or in connection herewith) that the parties are unable to settle within sixty (60) days, as set forth in the preceding sentence, shall be resolved by final and binding arbitration before a single arbitrator selected and serving under the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall be held in Harris County, Texas unless another location is mutually agreed upon by the parties to such arbitration.  Such arbitration shall be the exclusive remedy hereunder; provided that nothing contained in this Section 17.04 shall limit any party’s right to bring (i) post arbitration actions seeking to enforce an arbitration award or (ii) actions seeking injunctive or other similar relief in the event of a breach or threatened breach of any of the provisions of this Agreement (or any other agreement contemplated hereby or entered into in connection herewith).  The decision of the arbitrator may, but need not, be entered as judgment in accordance with the provisions of the laws of Delaware.  If this Arbitration provision is for any reason held to be invalid or otherwise inapplicable to any dispute, the parties hereto agree that any action or proceeding brought with respect to any dispute arising under this Agreement, or to interpret or clarify any rights or obligations arising hereunder, shall be maintained solely and exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  With respect to any action or proceeding that a successful party to the arbitration may wish to bring to enforce any arbitral award or to seek injunctive or other similar relief in the event of the breach or threatened breach of this Agreement (or any other agreement contemplated hereby), each party irrevocably and unconditionally (and without limitation):  (i) submits to and accepts, for itself and in respect of its assets, generally and unconditionally the non-exclusive jurisdiction of the courts of the United States and the State of Texas, (ii) waives any objection it may have now or in the future that such action or proceeding has been brought in an inconvenient forum, (iii) agrees that in any such action or proceeding it will not raise, rely on or claim any immunity (including, without limitation, from suit, judgment, attachment before judgment or otherwise, execution or other enforcement), (iv) waives any right of immunity which it has or its assets may have at any time, and (v) consents generally to the giving of any relief or the issue of any process in connection with any such action or proceeding including, without limitation, the making, enforcement or execution of any order or judgment against any of its property.  The party whom the arbitrator determines is the prevailing party in such arbitration shall receive, in addition to any other award pursuant to such arbitration or associated judgment, reimbursement from the other party of all reasonable legal fees.

Section 17.05         Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

Section 17.06         Entire Agreement; Amendments.  This Agreement and its exhibits and the Contribution Agreement constitute the entire agreement among the Members relative to the formation of the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written.  Except as set forth below, no amendment of this Agreement will be valid or binding upon the Members, nor will any waiver of any term of this Agreement be effective, unless in writing and signed by a Class A Majority; provided that any amendment or waiver that adversely impacts the rights or increases the obligations of any class of Membership Interests must be approved by a majority of the Membership Interests of such class; and provided further, that any amendment or waiver that adversely impacts the rights or increases the obligations of any Member of any class must be approved by such Member unless such amendment or waiver applies to all Members of such class generally.  Notwithstanding the foregoing, subject to Section 11.08, the Board shall be authorized to amend this Agreement, without the approval of any Member with respect to any of the following matters:

(a)           entering into Adoption Agreements with Persons that are transferees or new Members pursuant to the terms of this Agreement;

(b)           amending this Agreement to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the

Securities and Exchange Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency, or in any U.S. federal or state or non-U.S. statute, compliance with which the Board determines, based on advice of legal counsel, to be in the best interest of the Company;

(c)           amending this Agreement to cure any ambiguity or correct or supplement any provision hereof that may be incomplete or inconsistent with any other provision hereof, so long as such amendment under this clause (c) does not adversely affect the interests of any Members; and

(d)           amending this Agreement upon publication of final regulations in the Federal Register (or other official pronouncement), to provide for (i) the election of a safe harbor under U.S. Treasury Regulations Section 1.83-3(1) (or any similar provision) under which the fair market value of a partnership (or membership) interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Company and all of its Members to comply with all the requirements set forth in such regulations and Revenue Procedure 2005-43 (and any other guidance provided by the IRS with respect to such election) with respect to all partnership (or membership) interests transferred in connection with the performance of services while the election remains effective, and (iii) any other related amendments.

Notwithstanding the foregoing any amendment of Section 2.03, 2.10, 4.03, 6.02(d), 7.02, 7.05 9.01, 9.03, 11.02, 11.03, 11.05, 11.06, 11.08, 11.09 or 11.11, Article XII, Section 13.01, 13.02 or 14.01, or Article XV, Sections 17.02 – 17.05 or this Section 17.06 or any defined term used herein or therein shall require the prior written consent of the DLJ Representative.

Section 17.07         Waiver.  No consent or waiver, express or implied, by any Member of any breach or default by any other Member in the performance by the other Member of his, her or its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligation hereunder.  Failure on the part of any Member to complain of any act or to declare any other Member in default, regardless of how long such failure continues, shall not constitute a waiver of rights hereunder.

Section 17.08         Severability.  If any provision of this Agreement or the application thereof to any Person or circumstances shall be invalid or unenforceable to any extent, and such invalidity or unenforceability does not destroy the basis of the bargain between the parties, then the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 17.09         Ownership of Property and Right of Partition.  A Unit in the Company shall be personal property for all purposes.  No Member shall have any right to partition the property owned by the Company.

Section 17.10         Successors and Assigns.  Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.

Section 17.11         Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 17.12         Parties in Interest.  Except as set forth in Article XII, this Agreement shall be binding solely upon, be enforceable solely by, and inure solely to the benefit of, each Member and his, her or its successors, assigns, and transferees, and nothing in this Agreement (express or implied) is intended to confer upon any other Person (other than the Indemnitees) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 17.13         Counterparts.  This Agreement may be executed in any number of counterparts (including a facsimile thereof) with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

CLASS A MEMBERS:

[SCOTIA WATEROUS (USA) INC.]

By:
	Name:	Tym Tombar
	Title:	Managing Director

DLJ MERCHANT BANKING PARTNERS III, L.P.

By:	DLJ Merchant Banking III, Inc.,
its Managing General Partner

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on Behalf of DLJ OFFSHORE PARTNERS III, C.V.

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on Behalf of DLJ OFFSHORE PARTNERS III-1, C.V. and as Attorney-in-Fact for DLJ Merchant Banking III, L.P., as Domestic Associate General Partner of DLJ OFFSHORE PARTNERS III-1, C.V.

By:
Name:
Title:

Signature Page of Class A Members

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on Behalf of DLJ OFFSHORE PARTNERS III-2, C.V. and as Attorney-in-Fact for DLJ Merchant Banking III, L.P., as Domestic Associate General Partner of DLJ OFFSHORE PARTNERS III-2, C.V.

By:
Name:
Title:

DLJ MB PARTNERSIII GMBH & CO. KG

By:	DLJ Merchant Banking III, Inc.,
the General Partner of DLJ Merchant Banking III, L.P., its Managing Limited Partner.

By:
Name:
Title:

By:	DLJMB GmbH,
its General Partner

By:
Name:
Title:

MILLENNIUM PARTNERS II, L.P.

By:	DLJ Merchant Banking III, Inc.,
its Managing General Partner

By:
Name:
Title:

Signature Page of Class A Members

MBP III PLAN INVESTORS, L.P.

By:	DLJ LBO Plans Management Corporation II, its General Partner

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC.

By:
Name:
Title:

Signature Page of Class A Members

CLASS B MEMBERS:

Peter G. Schoonmaker

Ronald T. Barnes

Signature Page of Class B Members

Exhibit A

CLASS A MEMBERS

Name	Business Address and Contact	Class A Units		Class A Unit Sharing Percentage		Contribution Value
Scotia Waterous (USA) Inc.	Scotia Waterous Attn: Tym Tombar 711 Louisiana Street, Suite 1400 Houston, TX 77002	[9,200,000	]	[73.51	]%	$	[9,200,000	]

DLJ Members:
DLJ Merchant Banking Partners III, L.P.		2,469,368		[19.73	]%		$2,469,368
DLJ Offshore Partners III, C.V.		132,522		[1.06	]%		$132,522
DLJ Offshore Partners III-1, C.V.		44,071		[0.35	]%		$44,071
DLJ Offshore Partners III-2, C.V.		31,381		[0.25	]%		$31,381
DLJ MB PartnersIII GmbH & Co. KG		20,825		[0.17	]%		$20,825
Millennium Partners II, L.P.		11,938		[0.10	]%		$11,938
MBP III Plan Investors, L.P.		553,726		[4.42	]%		$553,726
DLJ Merchant Banking III, Inc.		51,598		[0.41	]%		$51,598
Total:		[12,515,429	]	100%		$	[12,515,429	]

Exhibit B

CLASS B MEMBERS

Name	Business Address and Contact	Class B Units	Class B Unit Sharing Percentage
Peter G. Schoonmaker	1 E. Alger Street Sheridan, WY 82801	520,000	52%
Ronald T. Barnes	1 E. Alger Street Sheridan, WY 82801	480,000	48%
Total:		1,000,000	100%

Exhibit C

INITIAL BOARD, INITIAL OFFICERS AND
EXECUTIVE MANAGEMENT TEAM

Initial Board:

[                                        ]

[                                        ]

Initial Officers:

[                                        ]

[                                        ]

Executive Management Team:

[                                        ]

[                                        ]

Exhibit D

CONSENT OF SPOUSE

The undersigned, the spouse of                                                     , one of the Class B Members (as defined in the Agreement) of Powder Holdings, LLC (the “Company”) named in the Amended and Restated Limited Liability Company Agreement of the Company (as amended, the “Agreement”) acknowledges that I have read the Agreement and that I understand its contents.  I hereby consent to and approve of the provisions of the Agreement, as it may be amended from time to time in accordance with its terms, and agree that the Units held by my spouse and my interest in such Units (as defined in the Agreement) are subject to such provisions.  I agree that I will take no action at any time to hinder the operations of the Company.

Dated:                                      , 20      .

Name:
Address:

Exhibit E

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed pursuant to the terms of that certain Amended and Restated Limited Liability Company Agreement dated as of [                ], 2010 (the “Company Agreement”), by and among Powder Holdings, LLC (the “Company”) and the Members (as defined therein).  All capitalized terms used but not defined herein shall have the meanings given to them in the Company Agreement.  By the execution of this Adoption Agreement, the undersigned agrees as follows:

1.             Acknowledgment.  The undersigned acknowledges that he or she is acquiring certain Units of the Company, subject to the terms and conditions of the Company Agreement.

2.             Agreement.  The undersigned (i) agrees that the Units acquired by him or her shall be bound by and subject to the terms of the Company Agreement, and (ii) hereby adopts the Company Agreement with the same force and effect as if he were originally a party thereto and named as a Member therein.

3.             Notice.  Any notice required as permitted by the Company Agreement shall be given to the undersigned at the address listed below the undersigned’s signature below.

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of                               , 20      .

MEMBER:

Name:
Address:

COMPANY:

POWDER HOLDINGS, LLC

By:
Name:
Title:

Exhibit F

INITIAL BUDGET